AGREEMENT AND PLAN OF REORGANIZATION

                                     BETWEEN
                           FIRST CITIZENS CORPORATION
                                       and
                                BB&T CORPORATION


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                                TABLE OF CONTENTS
                                -----------------
                                                                            Page

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ARTICLE IDEFINITIONS.........................................................1

ARTICLE IITHE MERGER.........................................................6
      2.1   Merger...........................................................6
      2.2   Filing; Plan of Merger...........................................7
      2.3   Effective Time...................................................7
      2.4   Closing..........................................................7
      2.5   Effect of Merger.................................................7
      2.6   Further Assurances...............................................8
      2.7   Merger Consideration.............................................8
      2.8   Conversion of Shares; Payment of Merger Consideration............9
      2.9   Conversion of Stock Options.....................................10
      2.10  No Right to Dissent.............................................11
      2.11  Merger of Subsidiaries..........................................11
      2.12  Anti-Dilution...................................................11

ARTICLE IIIREPRESENTATIONS AND WARRANTIES OF First Citizens.................12
      3.1   Capital Structure...............................................12
      3.2   Organization, Standing and Authority............................12
      3.3   Ownership of Subsidiaries.......................................12
      3.4   Organization, Standing and Authority of the Subsidiaries........13
      3.5   Authorized and Effective Agreement..............................13
      3.6   Securities Filings; Financial Statements; Statements True.......14
      3.7   Minute Books....................................................15
      3.8   Adverse Change..................................................15
      3.9   Absence of Undisclosed Liabilities..............................15
      3.10  Properties......................................................15
      3.11  Environmental Matters...........................................16
      3.12  Loans; Allowance for Loan Losses................................16
      3.13  Tax Matters.....................................................17
      3.14  Employees; Compensation; Benefit Plans..........................18
      3.15  Certain Contracts...............................................21
      3.16  Legal Proceedings; Regulatory Approvals.........................22
      3.17  Compliance with Laws; Filings...................................22
      3.18  Brokers and Finders.............................................23
      3.19  Repurchase Agreements; Derivatives..............................23
      3.20  Deposit Accounts................................................24
      3.21  Related Party Transactions......................................24
      3.22  Certain Information.............................................24
      3.23  Tax and Regulatory Matters......................................24
      3.24  State Takeover Laws.............................................24
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
      3.25  Labor Relations.................................................25
      3.26  Fairness Opinion................................................25

ARTICLE IVREPRESENTATIONS AND WARRANTIESOF BB&T.............................25
      4.1   Capital Structure of BB&T.......................................25
      4.2   Organization, Standing and Authority of BB&T....................25
      4.3   Authorized and Effective Agreement..............................26
      4.4   Organization, Standing and Authority of BB&T Subsidiaries.......26
      4.5   Securities Documents; Statements True...........................27
      4.6   Financial Statements............................................27
      4.7   Certain Information.............................................27
      4.8   Tax and Regulatory Matters......................................27
      4.9   Share Ownership.................................................27

ARTICLE VCOVENANTS..........................................................28
      5.1   First Citizens Shareholder Meeting..............................28
      5.2   Registration Statement; Proxy Statement/Prospectus..............28
      5.3   Plan of Merger; Reservation of Shares...........................29
      5.4   Additional Acts.................................................29
      5.5   Best Efforts....................................................30
      5.6   Certain Accounting Matters......................................30
      5.7   Access to Information...........................................30
      5.8   Press Releases..................................................31
      5.9   Forbearances of First Citizens..................................31
      5.10  Employment Agreements...........................................33
      5.11  Affiliates......................................................34
      5.12  Section 401(k) Plan; Other Employee Benefits....................34
      5.13  Directors and Officers Protection...............................35
      5.14  Forbearances of BB&T............................................35
      5.15  Reports.........................................................36
      5.16  Exchange Listing................................................36
      5.17  Advisory Board for Georgia Market Area..........................36
      5.18  Board of Directors of BB&T......................................37
      5.19  No Sale of Jefferson Property...................................37

ARTICLE VICONDITIONS PRECEDENT..............................................37
      6.1   Conditions Precedent - BB&T and First Citizens..................37
      6.2   Conditions Precedent - First Citizens...........................38
      6.3   Conditions Precedent - BB&T.....................................39

ARTICLE VIITERMINATION, DEFAULT, WAIVER AND AMENDMENT.......................40
      7.1   Termination.....................................................40
      7.2   Effect of Termination...........................................43
      7.3   Survival of Representations, Warranties and Covenants...........43
      7.4   Waiver..........................................................43
      7.5   Amendment or Supplement.........................................44

ARTICLE VIIIMISCELLANEOUS...................................................44
      8.1   Expenses........................................................44
      8.2   Entire Agreement................................................44
      8.3   No Assignment...................................................44
      8.4   Notices.........................................................44
      8.6   Captions........................................................46
      8.7   Counterparts....................................................46
      8.8   Governing Law...................................................46
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ANNEXES

      Annex A                          Articles of Merger
      Annex B                          Employment Agreement with Tom Moat
      Annex C                          Employment Agreement with Charles M.
                                       Barnes
      Annex D                          Employment Agreement with Donald C.
                                       Phillips
      Annex E                          Employment Agreement with Douge Heartha
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                      AGREEMENT AND PLAN OF REORGANIZATION


      THIS AGREEMENT AND PLAN OF REORGANIZATION ("Agreement"), dated as of January 26, 1999, is among FIRST CITIZENS CORPORATION (including, with respect to all periods prior to its inception on August 22, 1996, its predecessor, Newnan Savings Bank, FSB, "First Citizens"), a Georgia corporation having its principal office at Newnan, Georgia, and BB&T CORPORATION ("BB&T"), a North Carolina corporation having its principal office at Winston-Salem, North Carolina;

                                R E C I T A L S:

      The parties desire that First Citizens shall be merged with and into BB&T (said transaction being hereinafter referred to as the "Merger") pursuant to a plan of merger (the "Plan of Merger") substantially in the form attached as Annex A hereto, and the parties desire to provide for certain undertakings, conditions, representations, warranties and covenants in connection with the transactions contemplated hereby. As a condition and inducement to BB&T's willingness to enter into the Agreement, First Citizens is concurrently granting to BB&T an option to acquire, under certain circumstances, 560,483 shares of the common stock, par value $1.00 per share, of First Citizens.

      NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

1.1   Definitions

      When used herein, the capitalized terms set forth below shall have the following meanings:

      "Affiliate" means, with respect to any Person, any Person, who directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with such Person and, without limiting the generality of the foregoing, includes any executive officer or director of such Person and any Affiliate of such executive officer or director.

      "Articles of Merger" shall mean the Articles of Merger required to be filed with the office of the Secretary of State of North Carolina, as provided in Section 55-11-05 of the NCBCA, and with the office of the Secretary of State of Georgia, as provided in Section 14-2-1105 of the GBCC.

      "Bank Holding Company Act" shall mean the Federal Bank Holding Company Act of 1956, as amended.

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      "BB&T Common Stock" shall mean the shares of voting common stock, par value $5.00 per share, of BB&T, with rights attached issued pursuant to Rights Agreement dated December 17, 1996 between BB&T and Branch Banking and Trust Company, as Rights Agent, relating to BB&T's Series B Junior Participating Preferred Stock, $5.00 par value per share.

      "BB&T Option Agreement" shall mean the Stock Option Agreement dated as of even date herewith, as amended from time to time, under which BB&T has an option to purchase shares of First Citizens Common Stock, which shall be executed immediately following execution of this Agreement.

      "BB&T Subsidiaries" shall mean Branch Banking and Trust Company, Branch Banking and Trust Company of South Carolina and Branch Banking and Trust Company of Virginia.

      "Business Day" shall mean all days other than Saturdays, Sundays and Federal Reserve holidays.

      "Code" shall mean the Internal Revenue Code of 1986, as amended.

      "Commission" shall mean the Securities and Exchange Commission.

      "CRA" shall mean the Community Reinvestment Act of 1977, as amended.

      "Disclosed" shall mean disclosed in the First Citizens Disclosure Memorandum, referencing the Section number herein pursuant to which such disclosure is being made.

      "Environmental Claim" means any notice from any governmental authority or third party alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup or remediation costs, governmental response costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based upon, or resulting from a violation of the Environmental Laws or the presence or release into the environment of any Hazardous Substances.

      "Environmental Laws" means all applicable federal, state and local laws and regulations, as amended, relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface, or subsurface strata) and which are administered, interpreted, or enforced by the United States Environmental Protection Agency and state and local agencies with jurisdiction over and including common law in respect of, pollution or protection of the environment, including the Comprehensive Environmental Response Compensation and Liability Act, as amended, 42 U.S.C. 9601 et seq. ("CERCLA"), the Resource Conservation and Recovery Act, as amended, 42 U.S.C. 6901 et seq., and other laws and regulations relating to emissions, discharges, releases, or threatened releases of any Hazardous Substances, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of any Hazardous Substances.

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      "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

      "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

      "FDIC" shall mean the Federal Deposit Insurance Corporation.

      "Federal Reserve Board" shall mean the Board of Governors of the Federal Reserve System.

      "Financial Advisor" shall mean Morgan Keegan & Company, Inc.

      "Financial Statements" shall mean (a) with respect to BB&T, (i) the consolidated balance sheet (including related notes and schedules, if any) of BB&T as of December 31, 1997, 1996, and 1995, and the related consolidated statements of income, shareholders' equity and cash flows (including related notes and schedules, if any) for each of the three years ended December 31, 1997, 1996, and 1995, as filed by BB&T in Securities Documents and (ii) the consolidated balance sheets of BB&T (including related notes and schedules, if any) and the related consolidated statements of income, shareholders' equity and cash flows (including related notes and schedules, if any) included in Securities Documents filed by BB&T with respect to periods ended subsequent to December 31, 1997, and (b) with respect to First Citizens, (i) the consolidated statements of financial condition (including related notes and schedules, if any) of First Citizens as of March 31, 1998, March 31, 1997 and March 31, 1996, and the related consolidated statements of income and retained earnings, and cash flows (including related notes and schedules, if any) for each of the three years ended March 31, 1998, March 31, 1997 and March 31, 1996 as filed by First Citizens in Securities Documents and (ii) the consolidated statements of financial condition of First Citizens (including related notes and schedules, if any) and the related consolidated statements of income and retained earnings, and cash flows (including related notes and schedules, if any) included in Securities Documents filed by First Citizens with respect to periods ended subsequent to March 31, 1998.

      "First Citizens Common Stock" shall mean the shares of voting common stock, par value $1.00 per share, of First Citizens. The First Citizens Common Stock has no Rights attached, except as provided in Section 3.1.

      "First Citizens Disclosure Memorandum" shall mean the written information in one or more documents, each of which is entitled "First Citizens Disclosure Memorandum" and dated on or before the date of this Agreement and delivered not later than ten days following the date of execution of this Agreement by First Citizens to BB&T, and describing in reasonable detail the matters contained therein. Each disclosure made therein shall be in existence on the date of this Agreement and shall specifically reference each Section of this Agreement under which such disclosure is made. Information disclosed with respect to one Section shall not be deemed to be disclosed for purposes of any other Section not specifically referenced.

      "First Citizens Subsidiaries" shall mean First Citizens Bank, First Citizens Bank of Fayette County, First Citizens Bank of Clayton County, Citizens Mortgage Group, Inc., Newnan Financial Services, Inc., Jefferson Ventures, Inc., and any and all other Subsidiaries of First Citizens as of the date hereof and any corporation, bank, savings association, or other organization acquired as a Subsidiary of First Citizens after the date hereof and held as a Subsidiary by First Citizens at the Effective Time.

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      "GAAP" shall mean generally accepted accounting principles applicable to financial institutions and their holding companies, as in effect at the relevant date.

      "GBCC" shall mean the Georgia Business Corporation Code, as amended.

      "Hazardous Substances" means any substance or material (i) identified in CERCLA; (ii) determined to be toxic, a pollutant or a contaminant under any applicable federal, state or local statutes, law, ordinance, rule or regulation, including but not limited to petroleum products; (iii) asbestos; (iv) radon; (v) poly-chlorinated biphiphenyls and (vi) such other materials, substances or waste which are otherwise dangerous, hazardous, harmful to human health or the environment.

      "IRS" shall mean the Internal Revenue Service.

      "Material Adverse Effect" on BB&T or First Citizens shall mean an event, change, or occurrence which, individually or together with any other event, change or occurrence, (i) has a material adverse effect on the financial condition, results of operations, business or business prospects of BB&T and the BB&T Subsidiaries taken as a whole, or First Citizens and the First Citizens Subsidiaries taken as a whole, or (ii) materially impairs the ability of BB&T or First Citizens to perform its obligations under this Agreement or to consummate the Merger and the other transactions contemplated by this Agreement; provided that "Material Adverse Effect" shall not be deemed to include the impact of (a) actions and omissions of BB&T or First Citizens taken with the prior written consent of the other in contemplation of the transactions contemplated hereby and (b) the direct effects of compliance with this Agreement on the operating performance of the parties, including expenses incurred by the parties in consummating the transactions contemplated by this Agreement or relating to any litigation arising as a result of the Merger.

      "NCBCA" shall mean the North Carolina Business Corporation Act, as amended.

      "NYSE" shall mean the New York Stock Exchange, Inc.

      "OTS" shall mean the Office of Thrift Supervision.

      "Proxy Statement/Prospectus" shall mean the proxy statement and prospectus, together with any supplements thereto, to be sent to shareholders of First Citizens to solicit their votes in connection with a proposal to approve this Agreement and the Plan of Merger.

      "Registration Statement" shall mean the registration statement of BB&T as declared effective by the Commission under the Securities Act, including any post-effective amendments or supplements thereto as filed with the Commission under the Securities Act, with respect to the BB&T Common Stock to be issued in connection with the transactions contemplated by this Agreement.

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      "Rights" shall mean warrants, options, rights, convertible securities and other arrangements or commitments which obligate an entity to issue or dispose of any of its capital stock or other ownership interests (other than rights pursuant to the Rights Agreement described under the definition of "BB&T Common Stock"), and stock appreciation rights, performance units and similar stock-based rights whether or not they obligate the issuer thereof to issue stock or other securities or to pay cash.

      "Securities Act" shall mean the Securities Act of 1933, as amended.

      "Securities Documents" shall mean all reports, proxy statements, registration statements and all similar documents filed, or required to be filed, pursuant to the Securities Laws, including but not limited to periodic and other reports filed pursuant to Section 13 of the Exchange Act.

      "Securities Laws" shall mean the Securities Act; the Exchange Act; the Investment Company Act of 1940, as amended; the Investment Advisers Act of 1940, as amended; the Trust Indenture Act of 1939 as amended; and the rules and regulations of the Commission promulgated thereunder.

      "Stock Option" shall mean, collectively, any option granted under the Stock Option Plans, outstanding and unexercised on the date hereof to acquire shares of First Citizens Common Stock, aggregating 291,147 shares.

      "Stock Option Plans" shall mean First Citizens' Stock Option and Incentive Plan and First Citizens' Directors' Nonincentive Stock Option Plan.

      "Subsidiaries" shall mean all those corporations, associations, or other business entities of which the entity in question either owns or controls 50% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 50% or more of the outstanding equity securities is owned directly or indirectly by its parent (in determining whether one entity owns or controls 50% or more of the outstanding equity securities of another, equity securities owned or controlled in a fiduciary capacity shall be deemed owned and controlled by the beneficial owner).

      "TILA" shall mean the Truth in Lending Act, as amended.

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            1.2   Terms Defined Elsewhere

            The capitalized terms set forth below are defined in the following sections:

            Agreement                           Introduction
            BB&T                                Introduction
            BB&T Option Plan                    Section 2.9(a)
            BB&T Ratio                          Section 7.1(h)
            Closing                             Section 2.4
            Closing Date                        Section 2.4
            Closing Value                       Section 2.7(b)
            Constituent Corporations            Section 2.1
            Converted Value                     Section 7.1(h)
            Determination Date                  Section 7.1(h)
            Effective Time                      Section 2.3
            Employer Entity                     Section 5.12(c)
            Exchange Ratio                      Section 2.7(a)
            First Citizens                      Introduction
            Index Group                         Section 7.1(h)
            Index Price                         Section 7.1(h)
            Merger                              Recitals
            Merger Consideration                Section 2.7
            PBGC                                Section 3.14(b)(iv)
            Plan                                Section 3.14(b)(i)
            Plan of Merger                      Recitals
            Starting Date                       Section 7.1(h)
            Surviving Corporation               Section 2.1(a)


                                   ARTICLE II
                                   THE MERGER


DATE: 02/05            TECHNICIAN: ftt                 PROOFREADER:

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2.1   Merger

      BB&T and First Citizens are constituent corporations (the "Constituent Corporations") to the Merger as contemplated by the NCBCA. At the Effective
Time:

      (a) First Citizens shall be merged with and into BB&T in accordance with the applicable provisions of the NCBCA and the GBCC, with BB&T being the surviving corporate entity (hereinafter sometimes referred to as the "Surviving Corporation").

      (b) The separate existence of First Citizens shall cease and the Merger shall in all respects have the effect provided in Section 2.5.

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      (c) The Articles of Incorporation of BB&T at the Effective Time shall become the Articles of Incorporation of the Surviving Corporation.

      (d) The Bylaws of BB&T at the Effective Time shall become the Bylaws of the Surviving Corporation.

2.2   Filing; Plan of Merger

      The Merger shall not become effective unless this Agreement and the Plan of Merger are duly approved by shareholders holding at least a majority of the shares of First Citizens Common Stock. Upon fulfillment or waiver of the conditions specified in Article VI and provided that this Agreement has not been terminated pursuant to Article VII, the Constituent Corporations will cause the Articles of Merger to be executed and filed with the Secretary of State of North Carolina and the Secretary of State of Georgia, as provided in Section 55-11-05 of the NCBCA and Section 14-2-1105 of the GBCC, respectively. The Plan of Merger is incorporated herein by reference, and adoption of this Agreement by the Boards of Directors of the Constituent Corporations and approval by the shareholders of First Citizens shall constitute adoption and approval of the Plan of Merger.

2.3   Effective Time

      The Merger shall be effective at the day and hour specified in the Articles of Merger as filed as provided in Section 2.2 (herein sometimes referred to as the "Effective Time").

2.4   Closing

      The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Womble Carlyle Sandridge & Rice, PLLC, Winston-Salem, North Carolina, at 10:00 a.m. on the date designated by BB&T which is within thirty days following the satisfaction of the conditions to Closing set forth in Article VI (other than the delivery of certificates, opinions and other instruments and documents to be delivered at the Closing), or such later date as the parties may otherwise agree (the "Closing Date").

2.5   Effect of Merger

      From and after the Effective Time, the separate existence of First Citizens shall cease, and the Surviving Corporation shall thereupon and thereafter, to the extent consistent with its Articles of Incorporation, possess all of the rights, privileges, immunities and franchises, of a public as well as a private nature, of each of the Constituent Corporations; and all property, real, personal and mixed, and all debts due on whatever account, and all other choses in action, and each and every other interest of or belonging to or due to each of the Constituent Corporations shall be taken and deemed to be transferred to and vested in the Surviving Corporation without further act or deed; and the title to any real estate or any interest therein vested in either of the Constituent Corporations shall not revert or be in any way impaired by reason of the Merger. The Surviving Corporation shall thenceforth be responsible for all the liabilities, obligations and penalties of each of the Constituent Corporations; and any claim, existing action or proceeding, civil or criminal, pending by or against either of the Constituent Corporations may be prosecuted as if the Merger had not taken place, or the Surviving Corporation may be substituted in its place; and any judgment rendered against either of the Constituent Corporations may be enforced against the Surviving Corporation. Neither the rights of creditors nor any liens upon the property of either of the Constituent Corporations shall be impaired by reason of the Merger.

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2.6   Further Assurances

      If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any further deeds, assignments or assurances in law or any other actions are necessary, desirable or proper to vest, perfect or confirm of record or otherwise, in the Surviving Corporation, the title to any property or rights of the Constituent Corporations acquired or to be acquired by reason of, or as a result of, the Merger, the Constituent Corporations agree that such Constituent Corporations and their proper officers and directors shall and will execute and deliver all such proper deeds, assignments and assurances in law and do all things necessary, desirable or proper to vest, perfect or confirm title to such property or rights in the Surviving Corporation and otherwise to carry out the purpose of this Agreement, and that the proper officers and directors of the Surviving Corporation are fully authorized and directed in the name of the Constituent Corporations or otherwise to take any and all such actions.

2.7   Merger Consideration

            As used herein, the term "Merger Consideration" shall mean the number of shares of BB&T Common Stock (to the nearest one-ten thousandth of a share) to be exchanged for each share of First Citizens Common Stock issued and outstanding as of the Effective Time and cash (without interest) to be payable in exchange for any fractional share of BB&T Common Stock which would otherwise be distributable to a First Citizens shareholder as provided in Section 2.8(d), determined as follows:

      (a) The number of shares of BB&T Common Stock to be issued for each issued and outstanding share of First Citizens Common Stock shall be in the ratio (the "Exchange Ratio") of 1.0789 shares of BB&T Common Stock for each share of First Citizens Common Stock.

      (b) The amount of cash payable with respect to any fractional share of BB&T Common Stock shall be determined by multiplying the fractional part of such share by the Closing Value. The "Closing Value" shall mean the average closing price per share of BB&T Common Stock on the NYSE Composite Transaction List (as reported by The Wall Street Journal - Eastern Edition) for the five trading days (determined by excluding days on which the NYSE is closed) ending on the tenth calendar day immediately preceding the Effective Time (the tenth day to be determined by counting the first calendar day preceding the Effective Time as the first day).

2.8   Conversion of Shares; Payment of Merger Consideration

      (a) At the Effective Time, by virtue of the Merger and without any action on the part of First Citizens or the holders of record of First Citizens Common Stock, each share of First Citizens Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into and shall represent the right to receive, upon surrender of the certificate representing such share of First Citizens Common Stock (as provided in subsection (d) below), the Merger Consideration.

      (b) Each share of the common stock of BB&T issued and outstanding immediately prior to the Effective Time shall continue to be issued and outstanding.

      (c) Until surrendered, each outstanding certificate which prior to the Effective Time represented one or more shares of First Citizens Common Stock shall be deemed upon the Effective Time for all purposes to represent only the right to receive the Merger Consideration. No interest will be paid or accrued on the Merger Consideration upon the surrender of the certificate or certificates representing shares of First Citizens Common Stock. With respect to any certificate for First Citizens Common Stock that has been lost or destroyed, BB&T shall pay the Merger Consideration attributable to such certificate upon receipt of a surety bond or other adequate indemnity as required in accordance with BB&T's standard policy, and evidence reasonably satisfactory to BB&T of ownership of the shares represented thereby. After the Effective Time, no transfer of the shares of First Citizens Common Stock outstanding immediately prior to the Effective Time shall be made on the stock transfer books of the Surviving Corporation.

      (d) Promptly after the Effective Time, BB&T shall cause to be delivered or mailed to each First Citizens shareholder a form of letter of transmittal and instructions for use in effecting the surrender of the certificates which, immediately prior to the Effective Time, represented any shares of First Citizens Common Stock. Upon surrender of such certificates or other evidence of ownership meeting the requirements of Section 2.8(c), together with such letter of transmittal duly executed and completed in accordance with the instructions thereto, and such other documents as may be reasonably requested, BB&T shall promptly cause the transfer to the persons entitled thereto of the Merger Consideration.

      (e) The Surviving Corporation shall pay any dividends or other distributions with a record date prior to the Effective Time which have been declared or made by First Citizens in respect of shares of First Citizens Common Stock in accordance with the terms of this Agreement and which remain unpaid at the Effective Time, subject to compliance by First Citizens with section 5.9(b). To the extent permitted by law, former shareholders of record of First Citizens shall be entitled to vote after the Effective Time at any meeting of BB&T shareholders the number of whole shares of BB&T Common Stock into which their respective shares of First Citizens Common Stock are converted, regardless of whether such holders have exchanged their certificates representing First Citizens Common Stock for certificates representing BB&T Common Stock in accordance with the provisions of this Agreement. Whenever a dividend or other distribution is declared by BB&T on the BB&T Common Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares of BB&T Common Stock issuable pursuant to this Agreement, but no dividend or other distribution payable to the holders of record of BB&T Common Stock as of any time subsequent to the Effective Time shall be delivered to the holder of any certificate representing First Citizens Common Stock until such holder surrenders such certificate for exchange as provided in this Section 2.8. Upon surrender of such certificate, both the BB&T Common Stock certificate and any undelivered dividends and cash payments payable hereunder (without interest) shall be delivered and paid with respect to the shares of First Citizens Common Stock represented by such certificate.

2.9   Conversion of Stock Options

      (a) At the Effective Time, each Stock Option then outstanding (and which by its terms does not lapse on or before the Effective Time), whether or not then exercisable, shall be converted into and become rights with respect to BB&T Common Stock, and BB&T shall assume each Stock Option in accordance with the terms of the Stock Option Plans, except that from and after the Effective Time
(i) BB&T and its Compensation Committee shall be substituted for First Citizens and its Board of Directors administering the Stock Option Plans, (ii) each Stock Option assumed by BB&T may be exercised solely for shares of BB&T Common Stock,
(iii) the number of shares of BB&T Common Stock subject to each such Stock Option shall be the number of whole shares of BB&T (omitting any fractional share) determined by multiplying the number of shares of First Citizens Common Stock subject to such Stock Option immediately prior to the Effective Time by the Exchange Ratio, and (iv) the per share exercise price under each such Stock Option shall be adjusted by dividing the per share exercise price under each such Stock Option by the Exchange Ratio and rounding up to the nearest cent. Notwithstanding the foregoing, BB&T may at its election substitute as of the Effective Time options under the BB&T Corporation 1995 Omnibus Stock Incentive Plan or any other duly adopted comparable plan (in either case, the "BB&T Option Plan") for all or a part of the Stock Options, subject to the following conditions: (A) the requirements of (iii) and (iv) above shall be met; (B) such substitution shall not constitute a modification, extension or renewal of any of the Stock Options which are incentive stock options; and (C) the substituted options shall continue in effect on the same terms and conditions as provided in the Stock Options and the Stock Option Plans granting each Stock Option. Each grant of a converted or substitute option to any individual who subsequent to the Merger will be a director or officer of BB&T as construed under Rule 16b-3 shall, as a condition to such conversion or substitution, be approved in accordance with the provisions of Rule 16b-3. Each Stock Option which is an incentive stock option shall be adjusted as required by Section 424 of the Code, and the Regulations promulgated thereunder, so as to continue as an incentive stock option under Section 424(a) of the Code, and so as not to constitute a modification, extension, or renewal of the option within the meaning of Section 424(h) of the Code. BB&T and First Citizens agree to take all necessary steps to effectuate the foregoing provisions of this Section 2.9. As soon as practicable following the Effective Time, BB&T shall deliver to the participants in the Stock Option Plans an appropriate notice setting forth such participant's rights pursuant thereto. BB&T has reserved and shall continue to reserve adequate shares of BB&T Common Stock for delivery upon exercise of any converted or substitute options. As soon as practicable after the Effective Time, if it has not already done so, and to the extent First Citizens shall have a registration statement in effect or an obligation to file a registration statement, BB&T shall file a registration statement on Form S-3 or Form S-8, as the case may be (or any successor or other appropriate forms), with respect to the shares of BB&T Common Stock subject to converted or substitute options and shall use its reasonable efforts to maintain the effectiveness of such registration statement (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such converted or substitute options remain outstanding. With respect to those individuals, if any, who subsequent to the Merger may be subject to the reporting requirements under Section 16(a) of the Exchange Act, BB&T shall administer the Stock Option Plans assumed pursuant to this Section
2.9 (or the BB&T Option Plan, if applicable) in a manner that complies with Rule 16b-3 promulgated under the Exchange Act to the extent necessary to preserve for such individuals the benefits of Rule 16b-3 to the extent such benefits were available to them prior to the Effective Time. First Citizens hereby represents that the Stock Option Plans in their current forms comply with Rule 16b-3 to the extent, if any, required as of the date hereof.

      (b) As soon as practicable following the Effective Time, BB&T shall deliver to the participants receiving converted options under the BB&T Option Plan an appropriate notice setting forth such participant's rights pursuant thereto.

2.10  No Right to Dissent.

      Nothing in the Articles of Incorporation or Bylaws, and no resolution of First Citizens or any First Citizens Subsidiary, provides or would provide to any person, including without limitation the First Citizens shareholders, upon execution of this Agreement, the Plan of Merger or the BB&T Option Agreement and consummation of the transactions contemplated hereby and thereby, rights of dissent and appraisal of any kind.

2.11  Merger of Subsidiaries

      In the event that BB&T shall request, First Citizens shall take such actions, and shall cause the First Citizens Subsidiaries to take such actions, as may be required in order to effect, at the Effective Time, the merger of one or more of the First Citizens Subsidiaries with and into, in each case, one of the BB&T Subsidiaries or any other Subsidiary of BB&T.

2.12  Anti-Dilution

      In the event BB&T changes the number of shares of BB&T Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend or other similar recapitalization, and the record date thereof (in the case of a stock dividend) or the effective date thereof (in the case of a stock split or similar recapitalization for which a record date is not established) shall be prior to the Effective Time, the Exchange Ratio shall be proportionately adjusted.


                                   ARTICLE III
                REPRESENTATIONS AND WARRANTIES OF First Citizens

      Except as Disclosed, First Citizens represents and warrants to BB&T as follows (the representations and warranties herein of First Citizens are made subject to the applicable standard set forth in Section 6.3(a), and no such representation or warranty shall be deemed to be inaccurate unless the inaccuracy would permit BB&T to refuse to consummate the Merger under such applicable standard):

3.1   Capital Structure

      The authorized capital stock of First Citizens consists of 8,000,000 shares of First Citizens Common Stock, par value $1.00 per share, and 8,000,000 shares of First Citizens Preferred stock, without par value. As of the date hereof, 2,816,500 shares of First Citizens Common Stock are issued and outstanding. No other classes of capital stock of First Citizens, common or preferred, are authorized, issued or outstanding. All outstanding shares of First Citizens Common Stock have been duly authorized and are validly issued, fully paid and nonassessable. No shares of capital stock have been reserved for any purpose, except for (i) shares of First Citizens Common Stock reserved in connection with the Stock Option Plans, and (ii) 560,483 shares of First Citizens Common Stock reserved in connection with the BB&T Option Agreement. First Citizens has granted options to acquire 291,147 shares of First Citizens Common Stock under the Stock Option Plans, which options remain outstanding as of the date hereof. Except as set forth in this Section 3.1, there are no Rights authorized, issued or outstanding with respect to, nor are there any agreements, understandings or commitments relating to the right of any First Citizens shareholder to own, to vote or to dispose of, the capital stock of First Citizens. Holders of First Citizens Common Stock do not have preemptive rights.

3.2   Organization, Standing and Authority

      First Citizens is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia, with full corporate power and authority to carry on its business as now conducted and to own, lease and operate its properties and assets. First Citizens is not required to be qualified to do business in any other state of the United States or foreign jurisdiction.

3.3   Ownership of Subsidiaries

      Section 3.3 of the First Citizens Disclosure Memorandum lists all of the First Citizens Subsidiaries and, with respect to each, its jurisdiction of organization, jurisdictions in which it is qualified or otherwise licensed to conduct business, the number of shares or ownership interests owned by First Citizens (directly or indirectly), the percentage ownership interest so owned by First Citizens and its business activities. The outstanding shares of capital stock or other equity interests of the First Citizens Subsidiaries are validly issued and outstanding, fully paid and nonassessable, and all such shares are directly or indirectly owned by First Citizens free and clear of all liens, claims and encumbrances or preemptive rights of any person. No Rights are authorized, issued or outstanding with respect to the capital stock or other equity interests of the First Citizens Subsidiaries, and there are no agreements, understandings or commitments relating to the right of First Citizens to own, to vote or to dispose of said interests. None of the shares of capital stock or other equity interests of the First Citizens Subsidiaries have been issued in violation of the preemptive rights of any person. Section 3.3 of the First Citizens Disclosure Memorandum also lists all shares of capital stock or other securities or ownership interests of any corporation, partnership, joint venture, or other organization (other than the First Citizens Subsidiaries) owned directly or indirectly by First Citizens.

3.4   Organization, Standing and Authority of the Subsidiaries

      Each First Citizens Subsidiary which is a depository institution is a federally chartered savings association or a Georgia chartered bank with its deposits insured by the FDIC. Each of the First Citizens Subsidiaries is validly existing and in good standing under the laws of its jurisdiction of organization. Each of the First Citizens Subsidiaries has full power and authority to carry on its business as now conducted, and is duly qualified to do business in each jurisdiction Disclosed with respect to it. No First Citizens Subsidiary is required to be qualified to do business in any other state of the United States or foreign jurisdiction, or is engaged in any type of activities that have not been Disclosed.

3.5   Authorized and Effective Agreement

      (a) First Citizens has all requisite corporate power and authority to enter into and (subject to receipt of all necessary governmental approvals and the receipt of approval of the First Citizens shareholders of this Agreement and the Plan of Merger) to perform all of its obligations under this Agreement, the Articles of Merger and the BB&T Option Agreement. The execution and delivery of this Agreement, the Articles of Merger and the BB&T Option Agreement, and consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary corporate action, except, in the case of this Agreement and the Plan of Merger, the approval of the First Citizens shareholders pursuant to and to the extent required by applicable law. This Agreement, the Plan of Merger and the BB&T Option Agreement constitute legal, valid and binding obligations of First Citizens, and each is enforceable against First Citizens in accordance with its terms, in each such case subject to (i) bankruptcy, fraudulent transfer, insolvency, moratorium, reorganization, conservatorship, receivership, or other similar laws from time to time in effect relating to or affecting the enforcement of the rights of creditors of FDIC-insured institutions or the enforcement of creditors' rights generally; and
(ii) general principles of equity (whether applied in a court of law or in equity).

      (b) Neither the execution and delivery of this Agreement, the Articles of Merger or the BB&T Option Agreement, nor consummation of the transactions contemplated hereby or thereby, nor compliance by First Citizens with any of the provisions hereof or thereof, shall (i) conflict with or result in a breach of any provision of the Articles of Incorporation or Bylaws of First Citizens or any First Citizens Subsidiary, (ii) constitute or result in a breach of any term, condition or provision of, or constitute a default under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon any property or asset of First Citizens or any First Citizens Subsidiary pursuant to, any note, bond, mortgage, indenture, license, permit, contract, agreement or other instrument or obligation, or (iii) subject to receipt of all required governmental approvals, violate any order, writ, injunction, decree, statute, rule or regulation applicable to First Citizens or any First Citizens Subsidiary.

      (c) Other than consents or approvals required from, or notices to, regulatory authorities as provided in Section 5.4(b), no notice to, filing with, or consent of, any public body or authority is necessary for the consummation by First Citizens of the Merger and the other transactions contemplated in this Agreement.

3.6   Securities Filings; Financial Statements; Statements True

      (a) First Citizens has timely filed all Securities Documents required by the Securities Laws to be filed since March 31, 1995. First Citizens has Disclosed or made available to BB&T a true and complete copy of each Securities Document filed by First Citizens with the Commission after March 31, 1994 and prior to the date hereof, which are all of the Securities Documents that First Citizens was required to file during such period. As of their respective dates of filing, such Securities Documents complied with the Securities Laws as then in effect, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

      (b) The Financial Statements of First Citizens fairly present or will fairly present, as the case may be, the consolidated financial position of First Citizens and the First Citizens Subsidiaries as of the dates indicated and the consolidated statements of income and retained earnings, changes in shareholders' equity and statements of cash flows for the periods then ended (subject, in the case of unaudited interim statements, to the absence of notes and to normal year-end audit adjustments that are not material in amount or effect) in conformity with GAAP applied on a consistent basis.

      (c) No statement, certificate, instrument or other writing furnished or to be furnished hereunder by First Citizens or any First Citizens Subsidiary to BB&T contains or will contain any untrue statement of a material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

3.7   Minute Books

      The minute books of First Citizens and each of the First Citizens Subsidiaries contain or will contain at Closing accurate records of all meetings and other corporate actions of their respective shareholders and Boards of Directors (including committees of the Board of Directors), and the signatures contained therein are the true signatures of the persons whose signatures they purport to be.

3.8   Adverse Change

      Since March 31, 1998, First Citizens and the First Citizens Subsidiaries have not incurred any liability, whether accrued, absolute or contingent, except as disclosed in the most recent First Citizens Financial Statements, or entered into any transactions with Affiliates, in each case other than in the ordinary course of business consistent with past practices, nor has there been any adverse change or any event involving a prospective adverse change in the business, financial condition, results of operations or business prospects of First Citizens or any of the First Citizens Subsidiaries.

3.9   Absence of Undisclosed Liabilities

      All liabilities (including contingent liabilities) of First Citizens and the First Citizens Subsidiaries are disclosed in the most recent Financial Statements of First Citizens or were incurred in the ordinary course of its business since the date of First Citizens' most recent Financial Statements.

3.10  Properties

      (a) First Citizens and the First Citizens Subsidiaries have good and marketable title, free and clear of all liens, encumbrances, charges, defaults or equitable interests, to all of the properties and assets, real and personal, tangible and intangible, reflected on the consolidated balance sheet included in the Financial Statements of First Citizens as of March 31, 1998 or acquired after such date, except for (i) liens for current taxes not yet due and payable,
(ii) pledges to secure deposits and other liens incurred in the ordinary course of banking business, (iii) such imperfections of title, easements and encumbrances, if any, as are not material in character, amount or extent, or
(iv) dispositions and encumbrances for adequate consideration in the ordinary course of business.

      (b) All leases and licenses pursuant to which First Citizens or any First Citizens Subsidiary, as lessee or licensee, leases or licenses rights to real or personal property are valid and enforceable in accordance with their respective terms.

3.11  Environmental Matters

      (a) First Citizens and the First Citizens Subsidiaries are and at all times have been in compliance with all Environmental Laws. Neither First Citizens nor any First Citizens Subsidiary has received any communication alleging that First Citizens or the First Citizens Subsidiary is not in such compliance, and there are no present circumstances that would prevent or interfere with the continuation of such compliance.

      (b) There are no pending Environmental Claims, neither First Citizens nor any First Citizens Subsidiary has received notice of any pending Environmental Claims, and there are no conditions or facts existing which might reasonably be expected to result in legal, administrative, arbitral or other proceedings asserting Environmental Claims or other claims, causes of action or governmental investigations of any nature seeking to impose, or that could result in the imposition of, any liability arising under any Environmental Laws upon (i) First Citizens or any First Citizens Subsidiary, (ii) any person or entity whose liability for any Environmental Claim First Citizens or any First Citizens Subsidiary has or may have retained or assumed, either contractually or by operation of law, (iii) any real or personal property owned or leased by First Citizens or any First Citizens Subsidiary, or any real or personal property which First Citizens or any First Citizens Subsidiary has or is judged to have managed or supervised or participated in the management of, or (iv) any real or personal property in which First Citizens or any First Citizens Subsidiary holds a security interest securing a loan recorded on the books of First Citizens or any First Citizens Subsidiary. Neither First Citizens nor any First Citizens Subsidiary is subject to any agreement, order, judgment, decree or memorandum by or with any court, governmental authority, regulatory agency or third party imposing any liability under any Environmental Laws.

      (c) First Citizens and the First Citizens Subsidiaries are in compliance with all recommendations contained in any environmental audits, analyses and surveys received by First Citizens relating to all real and personal property owned or leased by First Citizens or any First Citizens Subsidiary and all real and personal property of which First Citizens or any First Citizens Subsidiary has or is judged to have managed or supervised or participated in the management of.

      (d) There are no past or present actions, activities, circumstances, conditions, events or incidents that could reasonably form the basis of any Environmental Claim, or other claim or action or governmental investigation that could result in the imposition of any liability arising under any Environmental Laws, against First Citizens or any First Citizens Subsidiary or against any person or entity whose liability for any Environmental Claim First Citizens or any First Citizens Subsidiary has or may have retained or assumed, either contractually or by operation of law.

3.12  Loans; Allowance for Loan Losses

      (a) All of the loans on the books of First Citizens and the First Citizens Subsidiaries are valid and properly documented, and were made in the ordinary course of business. Neither the terms of such loans, nor any of the loan documentation, nor the manner in which such loans have been administered and serviced, nor First Citizens' procedures and practices of approving or rejecting loan applications, violates any federal, state or local law, rule, regulation or ordinance applicable thereto, including, without limitation, the TILA, Regulations O and Z of the Federal Reserve Board, the CRA, the Equal Credit Opportunity Act, as amended, and state laws, rules and regulations relating to consumer protection, installment sales and usury.

      (b) The allowances for loan losses reflected on the consolidated balance sheets included in the Financial Statements of First Citizens are adequate as of their respective dates under the requirements of GAAP and applicable regulatory requirements and guidelines.

3.13  Tax Matters

      (a) First Citizens and the First Citizens Subsidiaries and each of their predecessors have timely filed (or requests for extensions have been timely filed and any such extensions either are pending or have been granted and have not expired) all federal, state and local (and, if applicable, foreign) tax returns required by applicable law to be filed by them (including, without limitation, estimated tax returns, income tax returns, information returns, and withholding and employment tax returns) and have paid, or where payment is not required to have been made, have set up an adequate reserve or accrual for the payment of, all taxes required to be paid in respect of the periods covered by such returns and, as of the Effective Time, will have paid, or where payment is not required to have been made, will have set up an adequate reserve or accrual for the payment of, all taxes for any subsequent periods ending on or prior to the Effective Time. Neither First Citizens nor any First Citizens Subsidiary has or will have any liability for any such taxes in excess of the amounts so paid or reserves or accruals so established. First Citizens and the First Citizens Subsidiaries have paid, or where payment is not required to have been made have set up an adequate reserve or accrual for payment of, all taxes required to be paid or accrued for the preceding or current fiscal year for which a return is not yet due.

      (b) All federal, state and local (and, if applicable, foreign) tax returns filed by First Citizens and the First Citizens Subsidiaries are complete and accurate. Neither First Citizens nor any First Citizens Subsidiary is delinquent in the payment of any tax, assessment or governmental charge. No deficiencies for any tax, assessment or governmental charge have been proposed, asserted or assessed (tentatively or otherwise) against First Citizens or any First Citizens Subsidiary which have not been settled and paid. There are currently no agreements in effect with respect to First Citizens or any First Citizens Subsidiary to extend the period of limitations for the assessment or collection of any tax. No audit examination or deficiency or refund litigation with respect to such returns is pending.

      (c) Deferred taxes have been provided for in accordance with GAAP consistently applied.

      (d) Neither First Citizens nor any of the First Citizens Subsidiaries is a party to any tax allocation or sharing agreement or has been a member of an affiliated group filing a consolidated federal income tax return (other than a group the common parent of which was First Citizens or a First Citizens subsidiary) or has any liability for taxes of any person (other than First Citizens and the First Citizens Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law) as a transferee or successor or by contract or otherwise.

      (e) Each of First Citizens and the First Citizens Subsidiaries is in compliance with, and its records contain all information and documents (including properly completed IRS Forms W-9) necessary to comply with, all applicable information reporting and tax withholding requirements under federal, state, and local tax laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Code.

      (f) Neither First Citizens nor any of the First Citizens Subsidiaries has made any payments, is obligated to make any payments, or is a party to any contract that could obligate it to make any payments that would be disallowed as a deduction under Section 280G or 162(m) of the Code.

3.14  Employees; Compensation; Benefit Plans

      (a) Compensation. First Citizens has Disclosed a complete and correct list of the name, age, position, rate of compensation and any incentive compensation arrangements, bonuses or commissions or fringe or other benefits, whether payable in cash or in kind, of each director, shareholder, independent contractor, consultant and agent of First Citizens and of each First Citizens Subsidiary and each other person (in each case other than as an employee) to whom First Citizens or any First Citizens Subsidiary pays or provides, or has an obligation, agreement (written or unwritten), policy or practice of paying or providing, retirement, health, welfare or other benefits of any kind or description whatsoever.

      (b)   Employee Benefit Plans.

            (i) First Citizens has Disclosed an accurate and complete list of all Plans, as defined below, contributed to, maintained or sponsored by First Citizens or any First Citizens Subsidiary, to which First Citizens or any First Citizens Subsidiary is obligated to contribute or has any liability or potential liability, whether direct or indirect, including all Plans contributed to, maintained or sponsored by each member of the controlled group of corporations, within the meaning of Sections 414(b), 414(c), 414(m) and 414(o) of the Code, of which First Citizens or any First Citizens Subsidiary is a member. For purposes of this Agreement, the term "Plan" shall mean a plan, arrangement, agreement or program described in the foregoing provisions of this Section 3.14(b)(i) and which is: (A) a profit-sharing, deferred compensation, bonus, stock option, stock purchase, pension, retainer, consulting, retirement, severance, welfare or incentive plan, agreement or arrangement, whether or not funded and whether or not terminated, (B) an employment agreement, (C) a personnel policy or fringe benefit plan, policy, program or arrangement providing for benefits or perquisites to current or former employees, officers, directors or agents, whether or not funded, and whether or not terminated, including, without limitation, benefits relating to automobiles, clubs, vacation, child care, parenting, sabbatical, sick leave, severance, medical, dental, hospitalization, life insurance and other types of insurance, or (D) any other employee benefit plan as defined in Section 3(3) of ERISA, whether or not funded and whether or not terminated.

            (ii) Neither First Citizens nor any First Citizens Subsidiary contributes to, has an obligation to contribute to or otherwise has any liability or potential liability with respect to (A) any multiemployer plan as defined in Section 3(37) of ERISA, (B) any plan of the type described in Sections 4063 and 4064 of ERISA or in Section 413 of the Code (and regulations promulgated thereunder), or (C) any plan which provides health, life insurance, accident or other "welfare-type" benefits to current or future retirees or former employees or directors, their spouses or dependents, other than in accordance with Section 4980B of the Code or applicable state continuation coverage law.

            (iii) None of the Plans obligates First Citizens or any First Citizens Subsidiary to pay separation, severance, termination or similar-type benefits solely as a result of any transaction contemplated by this Agreement or solely as a result of a "change in control," as such term is used in Section 280G of the Code (and regulations promulgated thereunder).

            (iv) Each Plan, and all related trusts, insurance contracts and funds, has been maintained, funded and administered in compliance in all respects with its own terms and in compliance in all respects with all applicable laws and regulations, including but not limited to ERISA and the Code. No actions, suits, claims, complaints, charges, proceedings, hearings, examinations, investigations, audits or demands with respect to the Plans (other than routine claims for benefits) are pending or threatened, and there are no facts which could give rise to or be expected to give rise to any actions, suits, claims, complaints, charges, proceedings, hearings, examinations, investigations, audits or demands. No Plan that is subject to the funding requirements of Section 412 of the Code or Section 302 of ERISA has incurred any "accumulated funding deficiency" as such term is defined in such Sections of ERISA and the Code, whether or not waived, and each Plan has always fully met the funding standards required under Title I of ERISA and Section 412 of the Code. No liability to the Pension Benefit Guaranty Corporation ("PBGC") (except for routine payment of premiums) has been or is expected to be incurred with respect to any Plan that is subject to Title IV of ERISA, no reportable event (as such term is defined in Section 4043 of ERISA) has occurred with respect to any such Plan, and the PBGC has not commenced or threatened the termination of any Plan. None of the assets of First Citizens or any First Citizens Subsidiary is the subject of any lien arising under Section 302(f) of ERISA or Section 412(n) of the Code, neither First Citizens nor any First Citizens Subsidiary has been required to post any security pursuant to Section 307 of ERISA or Section 401(a)(29) of the Code, and there are no facts which could be expected to give rise to such lien or such posting of security. No event has occurred and no condition exists that would subject First Citizens or any First Citizens Subsidiary to any tax under Sections 4971, 4972, 4976, 4977 or 4979 of the Code or to a fine or penalty under Section 502(c) of ERISA.

            (v) Each Plan that is intended to be qualified under Section 401(a) of the Code, and each trust (if any) forming a part thereof, has received a favorable determination letter from the IRS as to the qualification under the Code of such Plan and the tax exempt status of such related trust, and nothing has occurred since the date of such determination letter that could adversely affect the qualification of such Plan or the tax exempt status of such related trust.

            (vi) No underfunded "defined benefit plan" (as such term is defined in Section 3(35) of ERISA) has been, during the five years preceding the Closing Date, transferred out of the controlled group of corporations (within the meaning of Sections 414(b), (c), (m) and (o) of the Code) of which First Citizens or any First Citizens Subsidiary is a member or was a member during such five-year period.

            (vii) As of the Closing Date, the fair market value of the assets of each Plan that is a tax qualified defined benefit plan equals or exceeds the present value of all vested and non-vested liabilities thereunder determined in accordance with reasonable actuarial methods, factors and assumptions applicable to a defined benefit plan on an ongoing basis. With respect to each Plan that is subject to the funding requirements of
      Section 412 of the Code and Section 302 of ERISA, all required contributions for all periods ending prior to or as of the Closing Date (including periods from the first day of the then-current plan year to the Closing Date and including all quarterly contributions required in accordance with Section 412(m) of the Code) shall have been made. With respect to each other Plan, all required payments, premiums, contributions, reimbursements or accruals for all periods ending prior to or as of the Closing Date shall have been made.

           (viii) No prohibited transaction (which shall mean any transaction prohibited by Section 406 of ERISA and not exempt under
      Section 408 of ERISA or Section 4975 of the Code, whether by statutory, class or individual exemption) has occurred with respect to any Plan which would result in the imposition, directly or indirectly, of any excise tax, penalty or other liability under Section 4975 of the Code or Section 409 or 502(i) of ERISA. Neither First Citizens nor, to the best knowledge of First Citizens, any First Citizens Subsidiary, any trustee, administrator or other fiduciary of any Plan, or any agent of any of the foregoing has engaged in any transaction or acted or failed to act in a manner that could subject First Citizens or any First Citizens Subsidiary to any liability for breach of fiduciary duty under ERISA or any other applicable law.

            (ix) With respect to each Plan, all reports and information required to be filed with any government agency or distributed to Plan participants and their beneficiaries have been duly and timely filed or distributed.

            (x) First Citizens and each First Citizens Subsidiary has been and is presently in compliance with all of the requirements of Section 4980B of the Code.

            (xi) Neither First Citizens nor any First Citizens Subsidiary has a liability as of March 31, 1998 under any Plan that, to the extent disclosure is required under GAAP, is not reflected on the consolidated balance sheet included in the Financial Statements of First Citizens as of March 31, 1998 or otherwise Disclosed.

            (xii) Neither the consideration nor implementation of the transactions contemplated under this Agreement will increase (A) First Citizens' or any First Citizens Subsidiary's obligation to make contributions or any other payments to fund benefits accrued under the Plans as of the date of this Agreement or (B) the benefits accrued or payable with respect to any participant under the Plans (except to the extent benefits may be deemed increased by accelerated vesting, accelerated allocation of previously unallocated Plan assets or by the conversion of all stock options in accordance with Section 2.9 hereof).

           (xiii) With respect to each Plan, First Citizens has Disclosed or made available to BB&T, true, complete and correct copies of (A) all documents pursuant to which the Plans are maintained, funded and administered, including summary plan descriptions, (B) the three most recent annual reports (Form 5500 series) filed with the IRS (with attachments), (C) the three most recent actuarial reports, if any, (D) the three most recent financial statements, (E) all governmental filings for the last three years, including, without limitation, excise tax returns and reportable events filings, and (F) all governmental rulings, determinations, and opinions (and pending requests for governmental rulings, determinations, and opinions) during the past three years.

            (xiv) Each of the Plans as applied to First Citizens and any First Citizens Subsidiary may be amended or terminated at any time by action of First Citizens' Board of Directors, or such First Citizens' Subsidiary's Board of Directors, as the case may be, or a committee of such Board of Directors or duly authorized officer, in each case subject to the terms of the Plan and compliance with applicable laws and regulations (and limited, in the case of multiemployer plans, to termination of the participation of First Citizens or a First Citizens Subsidiary thereunder).

3.15  Certain Contracts

      (a) Neither First Citizens nor any First Citizens Subsidiary is a party to, is bound or affected by, or receives benefits under (i) any agreement, arrangement or commitment, written or oral, the default of which would have a Material Adverse Effect, whether or not made in the ordinary course of business (other than loans or loan commitments made or certificates or deposits received in the ordinary course of the banking business), or any agreement restricting its business activities, including, without limitation, agreements or memoranda of understanding with regulatory authorities, (ii) any agreement, indenture or other instrument, written or oral, relating to the borrowing of money by First Citizens or any First Citizens Subsidiary or the guarantee by First Citizens or any First Citizens Subsidiary of any such obligation, which cannot be terminated within less than 30 days after the Closing Date by First Citizens or any First Citizens Subsidiary (without payment of any penalty or cost, except with respect to Federal Home Loan Bank or Federal Reserve Bank advances), (iii) any agreement, arrangement or commitment, written or oral, relating to the employment of a consultant, independent contractor or agent, or the employment, election or retention in office of any present or former director or officer, which cannot be terminated within less than 30 days after the Closing Date by First Citizens or any First Citizens Subsidiary (without payment of any penalty or cost), or that provides benefits which are contingent, or the application of which is altered, upon the occurrence of a transaction involving First Citizens of the nature contemplated by this Agreement or the BB&T Option Agreement, or
(iv) any agreement or plan, written or oral, including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the BB&T Option Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement or the BB&T Option Agreement. Each matter Disclosed pursuant to this Section 3.15(a) is in full force and effect as of the date hereof.

      (b) Neither First Citizens nor any First Citizens Subsidiary is in default under any agreement, commitment, arrangement, lease, insurance policy, or other instrument, whether entered into in the ordinary course of business or otherwise and whether written or oral, and there has not occurred any event that, with the lapse of time or giving of notice or both, would constitute such a default.

3.16  Legal Proceedings; Regulatory Approvals

      There are no actions, suits, claims, governmental investigations or proceedings instituted, pending or, to the best knowledge of First Citizens, threatened against First Citizens or any First Citizens Subsidiary or against any asset, interest, plan or right of First Citizens or any First Citizens Subsidiary, or, to the best knowledge of First Citizens, against any officer, director or employee of any of them in their capacity as such. There are no actions, suits or proceedings instituted, pending or, to the best knowledge of First Citizens, threatened against any present or former director or officer of First Citizens or any First Citizens Subsidiary that would reasonably be expected to give rise to a claim against First Citizens or any First Citizens Subsidiary for indemnification. There are no actual or, to the best knowledge of First Citizens, threatened actions, suits or proceedings which present a claim to restrain or prohibit the transactions contemplated herein or in the BB&T Option Agreement. To the best knowledge of First Citizens, no fact or condition relating to First Citizens or any First Citizens Subsidiary exists (including, without limitation, noncompliance with the CRA) that would prevent First Citizens or BB&T from obtaining all of the federal and state regulatory approvals contemplated herein.

3.17  Compliance with Laws; Filings

      Each of First Citizens and each First Citizens Subsidiary is in compliance with all statutes and regulations (including, but not limited to, the CRA, the TILA and regulations promulgated thereunder, and other consumer banking laws), and has obtained and maintained all permits, licenses and registrations applicable to the conduct of its business, and neither First Citizens nor any First Citizens Subsidiary has received notification that has not lapsed, been withdrawn or abandoned by any agency or department of federal, state or local government (i) asserting a violation or possible violation of any such statute or regulation, (ii) threatening to revoke any permit, license, registration, or other government authorization, or (iii) restricting or in any way limiting its operations. Neither First Citizens nor any First Citizens Subsidiary is subject to any regulatory or supervisory cease and desist order, agreement, directive, memorandum of understanding or commitment, and none of them has received any communication requesting that it enter into any of the foregoing. Since March 31, 1995, First Citizens and each of the First Citizens Subsidiaries have filed all reports, registrations, notices and statements, and any amendments thereto, that it was required to file with federal and state regulatory authorities, including, without limitation, the OTS, Commission, FDIC, Federal Reserve Board and applicable state Regulators. Each such report, registration, notice and statement, and each amendment thereto, complied with applicable legal requirements.

3.18  Brokers and Finders

      Neither First Citizens nor any First Citizens Subsidiary, nor any of their respective officers, directors or employees, has employed any broker, finder or financial advisor or incurred any liability for any fees or commissions in connection with the transactions contemplated herein, in the Plan of Merger or in the BB&T Option Agreement, except for an obligation payable at the Closing to the Financial Advisor, the nature and extent of which has been Disclosed, for investment banking services, and except for fees to accountants and lawyers.

3.19  Repurchase Agreements; Derivatives

      (a) With respect to all agreements currently outstanding pursuant to which First Citizens or any First Citizens Subsidiary has purchased securities subject to an agreement to resell, First Citizens or the First Citizens Subsidiary has a valid, perfected first lien or security interest in the securities or other collateral securing such agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby. With respect to all agreements currently outstanding pursuant to which First Citizens or any First Citizens Subsidiary has sold securities subject to an agreement to repurchase, neither First Citizens nor the First Citizens Subsidiary has pledged collateral in excess of the amount of the debt secured thereby. Neither First Citizens nor any First Citizens Subsidiary has pledged collateral in excess of the amount required under any interest rate swap or other similar agreement currently outstanding.

      (b) Neither First Citizens nor any First Citizens Subsidiary is a party to or has agreed to enter into an exchange-traded or over-the-counter swap, forward, future, option, cap, floor, or collar financial contract, or any other interest rate or foreign currency protection contract not included on its balance sheets in the Financial Statements, which is a financial derivative contract (including various combinations thereof), except for options and forwards entered into in the ordinary course of its mortgage lending business consistent with past practice and current policy.

3.20  Deposit Accounts

      The deposit accounts of the First Citizens Subsidiaries that are depository institutions are insured by the FDIC to the maximum extent permitted by federal law, and the First Citizens Subsidiaries have paid all premiums and assessments and filed all reports required to have been paid or filed under all rules and regulations applicable to the FDIC.

3.21  Related Party Transactions

      First Citizens has Disclosed all existing transactions, investments and loans, including loan guarantees existing as of the date hereof, to which First Citizens or any First Citizens Subsidiary is a party with any director, executive officer or 5% shareholder of First Citizens or any person, corporation, or enterprise controlling, controlled by or under common control with any of the foregoing. All such transactions, investments and loans are on terms no less favorable to First Citizens than could be obtained from unrelated parties.

3.22  Certain Information

      When the Proxy Statement/Prospectus is mailed, and at the time of the meeting of shareholders of First Citizens to vote on the Plan of Merger, the Proxy Statement/Prospectus and all amendments or supplements thereto, with respect to all information set forth therein provided by First Citizens, (i) shall comply with the applicable provisions of the Securities Laws, and (ii) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading.

3.23  Tax and Regulatory Matters

      Neither First Citizens nor any First Citizens Subsidiary has taken or agreed to take any action which would or could reasonably be expected to (i) cause the Merger not to be accounted for as a pooling- of-interests or not to constitute a reorganization under Section 368 of the Code or (ii) impede or delay receipt of any consents of regulatory authorities referred to in Section 5.4(b) or result in failure of the condition in Section 6.3(b).

3.24  State Takeover Laws

      First Citizens and each First Citizens Subsidiary have taken all necessary action to exempt the transactions contemplated by this Agreement from any applicable moratorium, fair price, business combination, control share or other anti-takeover laws.

3.25  Labor Relations

      Neither First Citizens nor any First Citizens Subsidiary is the subject of any claim or allegation that it has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state law) or seeking to compel it to bargain with any labor organization as to wages or conditions of employment, nor is First Citizens or any First Citizens Subsidiary party to any collective bargaining agreement. There is no strike or other labor dispute involving First Citizens or any First Citizens Subsidiary, pending or threatened, or to the best knowledge of First Citizens, is there any activity involving any employees of First Citizens or any First Citizens Subsidiary seeking to certify a collective bargaining unit or engaging in any other organization activity.

3.26  Fairness Opinion

      First Citizens has received from the Financial Advisor an opinion that, as of the date hereof, the Merger Consideration is fair to the shareholders of First Citizens from a financial point of view.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES
                                     OF BB&T

      BB&T represents and warrants to First Citizens as follows (the representations and warranties herein of BB&T are made subject to the applicable standard set forth in Section 6.2(a), and no such representation or warranty shall be deemed to be inaccurate unless the inaccuracy would permit First Citizens to refuse to consummate the Merger under such applicable standard):

4.1   Capital Structure of BB&T

      The authorized capital stock of BB&T consists of (i) 5,000,000 shares of preferred stock, par value $5.00 per share, of which 2,000,000 shares have been designated as Series B Junior Participating Preferred Stock and the remainder are undesignated, and none of which shares are issued and outstanding, and (ii) 500,000,000 shares of BB&T Common Stock of which 290,210,766 shares were issued and outstanding on December 31, 1998. All outstanding shares of BB&T Common Stock have been duly authorized and are validly issued, fully paid and nonassessable. The shares of BB&T Common Stock reserved as provided in Section
5.3 are free of any Rights and have not been reserved for any other purpose, and such shares are available for issuance as provided pursuant to the Plan of Merger. Holders of BB&T Common Stock do not have preemptive rights.

4.2   Organization, Standing and Authority of BB&T

      BB&T is a corporation duly organized, validly existing and in good standing under the laws of the State of North Carolina, with full corporate power and authority to carry on its business as now conducted and to own, lease and operate its assets, and is duly qualified to do business in the states of the United States where its ownership or leasing of property or the conduct of its business requires such qualification. BB&T is registered as a bank holding company under the Bank Holding Company Act.

4.3   Authorized and Effective Agreement

      (a) BB&T has all requisite corporate power and authority to enter into and (subject to receipt of all necessary government approvals) perform all of its obligations under this Agreement. The execution and delivery of this Agreement and consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action in respect thereof on the part of BB&T. This Agreement and the Plan of Merger attached hereto constitute legal, valid and binding obligations of BB&T, and each is enforceable against BB&T in accordance with its terms, in each case subject to (i) bankruptcy, insolvency, moratorium, reorganization, conservatorship, receivership or other similar laws in effect from time to time relating to or affecting the enforcement of the rights of creditors; and (ii) general principles of equity.

      (b) Neither the execution and delivery of this Agreement or the Articles of Merger, nor consummation of the transactions contemplated hereby, nor compliance by BB&T with any of the provisions hereof or thereof shall (i) conflict with or result in a breach of any provision of the Articles of Incorporation or Bylaws of BB&T or any BB&T Subsidiary, (ii) constitute or result in a breach of any term, condition or provision of, or constitute a default under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon any property or asset of BB&T or any BB&T Subsidiary pursuant to, any note, bond, mortgage, indenture, license, agreement or other instrument or obligation, or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to BB&T or any BB&T Subsidiary.

      (c) Other than consents or approvals required from, or notices to, regulatory authorities as provided in Section 5.4(b), no notice to, filing with, or consent of, any public body or authority is necessary for the consummation by BB&T of the Merger and the other transactions contemplated in this Agreement.

4.4   Organization, Standing and Authority of BB&T Subsidiaries

      Each of the BB&T Subsidiaries is duly organized, validly existing and in good standing under applicable laws. BB&T owns, directly or indirectly, all of the issued and outstanding shares of capital stock of each of the BB&T Subsidiaries. Each of the BB&T Subsidiaries (i) has full power and authority to carry on its business as now conducted and (ii) is duly qualified to do business in the states of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such qualification.

4.5   Securities Documents; Statements True

      BB&T has timely filed all Securities Documents required by the Securities Laws to be filed since December 31, 1995. As of their respective dates of filing, such Securities Documents complied with the Securities Laws as then in effect, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. No statement, certificate, instrument or other writing furnished or to be furnished hereunder by BB&T or any other BB&T Subsidiary to First Citizens contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

4.6   Financial Statements

      The Financial Statements of BB&T fairly present or will fairly present, as the case may be, the consolidated financial position of BB&T and the BB&T Subsidiaries as of the dates indicated and the consolidated results of operations, changes in shareholders' equity and changes in cash flows for the periods then ended (subject, in the case of unaudited interim statements, to the absence of any notes and to normal year-end audit adjustments that are not material in amount or effect) in conformity with GAAP consistently applied.

4.7   Certain Information

      When the Proxy Statement/Prospectus is mailed, and at all times subsequent to such mailing up to and including the time of the meeting of shareholders of First Citizens to vote on the Merger, the Proxy Statement/Prospectus and all amendments or supplements thereto, with respect to all information set forth therein relating to BB&T, (i) shall comply with the applicable provisions of the Securities Laws, and (ii) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading.

4.8   Tax and Regulatory Matters

      Neither BB&T nor any BB&T Subsidiary has taken or agreed to take any action which would or could reasonably be expected to (i) cause the Merger not to be accounted for as a pooling-of-interests or not to constitute a reorganization under Section 368 of the Code, or (ii) materially impede or delay receipt of any consents of regulatory authorities referred to in Section 5.4(b) or result in failure of the condition in Section 6.3(b).

4.9   Share Ownership

      As of the date of this Agreement, BB&T does not own (except in a fiduciary capacity) any shares of First Citizens Common Stock.

4.10  Legal Proceedings; Regulatory Approvals

      There are no actual or, to the best knowledge of BB&T, threatened actions, suits or proceedings instituted, which present a claim to restrain or prohibit the transactions contemplated herein. To the best knowledge of BB&T, no fact or condition relating to BB&T or any BB&T Subsidiary exists (including, without limitation, noncompliance with the CRA) that would prevent BB&T or First Citizens from obtaining all of the federal and state regulatory approvals contemplated herein.

                                    ARTICLE V
                                    COVENANTS

5.1   First Citizens Shareholder Meeting

      First Citizens shall submit this Agreement and the Plan of Merger to its shareholders for approval at a meeting to be held as soon as practicable, and by approving execution of this Agreement, the Board of Directors of First Citizens agrees that it shall, at the time the Proxy Statement/Prospectus is mailed to the shareholders of First Citizens, recommend that First Citizens' shareholders vote for such approval; provided, that the Board of Directors of First Citizens may withdraw or refuse to make such recommendation only if the Board of Directors shall determine in good faith that such recommendation should not be made in light of its fiduciary duty to First Citizens' shareholders after consideration of (i) written advice of legal counsel that, in the opinion of such counsel, such recommendation or the failure to withdraw or modify such recommendation would more likely than not constitute a breach of the fiduciary duty of the Board of Directors to the shareholders of First Citizens, and (ii) either (A) the written withdrawal by the Financial Advisor of its opinion referred to in Section 3.26 or (B) the delivery to the Board of Directors of written advice from the Financial Advisor that the Merger Consideration is either not fair or inadequate to the First Citizens shareholders from a financial point of view.

5.2   Registration Statement; Proxy Statement/Prospectus

      As promptly as practicable after the date hereof, BB&T shall prepare and file the Registration Statement with the Commission. First Citizens will furnish to BB&T the information required to be included in the Registration Statement with respect to its business and affairs before it is filed with the Commission and again before any amendments are filed, and shall have the right to review and consult with BB&T on the form of, and any characterizations of such information included in, the Registration Statement prior to the filing with the Commission. Such Registration Statement, at the time it becomes effective and on the Effective Time, shall in all material respects conform to the requirements of the Securities Act and the applicable rules and regulations of the Commission. The Registration Statement shall include the form of Proxy Statement/Prospectus. BB&T and First Citizens shall use their reasonable best efforts to cause the Proxy Statement/Prospectus to be approved by the Commission for mailing to the First Citizens shareholders, and such Proxy Statement/Prospectus shall, on the date of mailing, conform in all material respects to the requirements of the Securities Laws and the applicable rules and regulations of the Commission thereunder. First Citizens shall cause the Proxy Statement/Prospectus to be mailed to shareholders in accordance with all applicable notice requirements under the Securities Laws and the GBCC.

5.3   Plan of Merger; Reservation of Shares

      At the Effective Time, the Merger shall be effected in accordance with the Plan of Merger. In connection therewith, BB&T undertakes and agrees (i) to adopt the Plan of Merger and (ii) to pay or cause to be paid when due the Merger Consideration. BB&T has reserved for issuance such number of shares of BB&T Common Stock as shall be necessary to pay the Merger Consideration and agrees not to take any action that would cause the aggregate number of authorized shares of BB&T Common Stock available for issuance hereunder not to be sufficient to effect the Merger. If at any time the aggregate number of shares of BB&T Common Stock reserved for issuance hereunder is not sufficient to effect the Merger, BB&T shall take all appropriate action as may be required to increase the number of shares of BB&T Common Stock reserved for such purpose.

5.4   Additional Acts

      (a) First Citizens agrees to take such actions requested by BB&T as may be reasonably necessary to modify the structure of, or to substitute parties to (so long as such substitute is BB&T, a BB&T Subsidiary or any other Subsidiary of BB&T) the transactions contemplated hereby, provided that such modifications do not change the Merger Consideration or abrogate the covenants and other agreements contained in this Agreement, including, without limitation, the covenant not to take any action that would substantially delay or impair the prospects of completing the Merger pursuant to this Agreement and the Plan of Merger.

      (b) As promptly as practicable after the date hereof, BB&T and First Citizens shall submit notice or applications for prior approval of the transactions contemplated herein to the Federal Reserve Board and any other federal, state or local government agency, department or body to which notice is required or advisable, including without limitation the OTS, or from which approval is required for consummation of the Merger and the other transactions contemplated hereby. First Citizens and BB&T each represents and warrants to the other that all information included (or submitted for inclusion) concerning it, its respective Subsidiaries, and any of its respective directors, officers and shareholders, shall be true, correct and complete in all material respects as of the date presented.

      (c) BB&T agrees that its Board of Directors or authorized Board committee shall approve prior to the Effective Time each grant of a converted option (as described in Section 2.9(a)) to any individual who, subsequent to consummation of the Merger, will be a director or officer of BB&T under Rule 16b-3 of the Exchange Act.

5.5   Best Efforts

      Each of BB&T and First Citizens shall use, and shall cause each of their respective Subsidiaries to use, its best efforts in good faith to (i) furnish such information as may be required in connection with and otherwise cooperate in the preparation and filing of the documents referred to in Sections 5.2 and
5.4 or elsewhere herein, and (ii) take or cause to be taken all action necessary or desirable on its part to fulfill the conditions in Article VI, including, without limitation, executing and delivering, or causing to be executed and delivered, such representations, certificates and other instruments or documents as may be reasonably requested by BB&T's legal counsel for such counsel to issue the opinion contemplated by Section 6.1(e), and to consummate the transactions herein contemplated at the earliest possible date. Neither BB&T nor First Citizens shall take, or cause, or to the best of its ability permit to be taken, any action that would substantially delay or impair the prospects of completing the Merger pursuant to this Agreement and the Plan of Merger.

5.6   Certain Accounting Matters

      First Citizens shall cooperate with BB&T concerning accounting and financial matters necessary or appropriate to facilitate the Merger (taking into account BB&T's policies, practices and procedures), including, without limitation, issues arising in connection with record keeping, loan classification, valuation adjustments, levels of loan loss reserves and other accounting practices; provided, that any action taken pursuant to this Section
5.6 shall not be deemed to constitute or result in the breach of any representation or warranty of First Citizens contained in this Agreement.

5.7   Access to Information

      First Citizens and BB&T will each keep the other advised of all material developments relevant to its business and the businesses of its Subsidiaries, and to consummation of the Merger, and each shall provide to the other, upon request, reasonable details of any such development. Upon reasonable notice, First Citizens shall afford to representatives of BB&T access, during normal business hours during the period prior to the Effective Time, to all of the properties, books, contracts, commitments and records of First Citizens and the First Citizens Subsidiaries and, during such period, shall make available all information concerning their businesses as may be reasonably requested. No investigation pursuant to this Section 5.7 shall affect or be deemed to modify any representation or warranty made by, or the conditions to the obligations hereunder of, either party hereto. Each party hereto shall, and shall cause each of its directors, officers, attorneys and advisors to, maintain the confidentiality of all information obtained hereunder which is not otherwise publicly disclosed by the other party, said undertakings with respect to confidentiality to survive any termination of this Agreement pursuant to Section
7.1. In the event of the termination of this Agreement, each party shall return to the other party upon request all confidential information previously furnished in connection with the transactions contemplated by this Agreement.

5.8   Press Releases

      BB&T and First Citizens shall agree with each other as to the form and substance of any press release related to this Agreement and the Plan of Merger or the transactions contemplated hereby and thereby, and consult with each other as to the form and substance of other public disclosures related thereto; provided, that nothing contained herein shall prohibit either party, following notification to the other party, from making any disclosure which in the opinion of its counsel is required by law.

5.9   Forbearances of First Citizens

      Except with the prior written consent of BB&T, between the date hereof and the Effective Time, First Citizens shall not, and shall cause each of the First Citizens Subsidiaries not to:

            (a) carry on its business other than in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, or establish or acquire any new Subsidiary or engage in any new type of activity or expand any existing activities;

            (b) declare, set aside, make or pay any dividend or other distribution in respect of its capital stock, other than regularly scheduled quarterly dividends of $0.10 per share of First Citizens Common Stock payable on record dates and in amounts consistent with past practices; provided that any dividend declared or payable on the shares of First Citizens Common Stock for the quarterly period during which the Effective Time occurs shall, unless otherwise agreed upon in writing by BB&T and First Citizens, be declared with a record date prior to the Effective Time only if the normal record date for payment of the corresponding quarterly dividend to holders of BB&T Common Stock is before the Effective Time;

            (c) issue any shares of its capital stock (including treasury shares), except pursuant to the Stock Option Plans or the BB&T Option Agreement;

            (d) issue, grant or authorize any Rights or effect any recapitalization, reclassification, stock dividend, stock split or like change in capitalization;

            (e)   amend its Articles of Incorporation or Bylaws;

            (f) impose or permit imposition, of any lien, charge or encumbrance on any share of stock held by it in any First Citizens Subsidiary, or permit any such lien, charge or encumbrance to exist; or waive or release any material right or cancel or compromise any debt or claim, in each case other than in the ordinary course of business;

            (g) merge with any other entity or permit any other entity to merge into it, or consolidate with any other entity; acquire control over any other entity; or liquidate, sell or otherwise dispose of any assets or acquire any assets other than in the ordinary course of its business consistent with past practices;

            (h) fail to comply in any material respect with any laws, regulations, ordinances or governmental actions applicable to it and to the conduct of its business;

            (i) increase the rate of compensation of any of its directors, officers or employees (excluding increases in compensation resulting from the exercise of compensatory stock options outstanding as of the date of this Agreement), or pay or agree to pay any bonus to, or provide any new employee benefit or incentive to, any of its directors, officers or employees, except for increases or payments made in the ordinary course of business consistent with past practice pursuant to plans or arrangements in effect on the date hereof;

            (j) enter into or substantially modify (except as may be required by applicable law or regulation) any pension, retirement, stock option, stock purchase, stock appreciation right, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or other employees; provided, however, that this subparagraph shall not prevent renewal of any of the foregoing consistent with past practice;

            (k) solicit or encourage inquiries or proposals with respect to, furnish any information relating to, or participate in any negotiations or discussions concerning, any acquisition or purchase of all or a substantial portion of the assets of, or a substantial equity interest in, First Citizens or any First Citizens Subsidiary or any business combination with First Citizens or any First Citizens Subsidiary other than as contemplated by this Agreement; or authorize any officer, director, agent or affiliate of First Citizens or any First Citizens Subsidiary to do any of the above; or fail to notify BB&T immediately if any such inquiries or proposals are received, any such information is requested or required, or any such negotiations or discussions are sought to be initiated; provided, that this subsection (k) shall not apply to furnishing information, negotiations or discussions following an unsolicited offer if, as a result of such offer, First Citizens is advised in writing by legal counsel that in its opinion the failure to so furnish information or negotiate would likely constitute a breach of the fiduciary duty of First Citizens' Board of Directors to the First Citizens shareholders;

            (l) enter into (i) any material agreement, arrangement or commitment not made in the ordinary course of business, (ii) any agreement, indenture or other instrument not made in the ordinary course of business relating to the borrowing of money by First Citizens or a First Citizens Subsidiary or guarantee by First Citizens or a First Citizens Subsidiary of any obligation, (iii) any agreement, arrangement or commitment relating to the employment or severance of a consultant or the employment, severance, election or retention in office of any present or former director, officer or employee (this clause shall not apply to the election of directors by shareholders or the reappointment of officers in the normal course), or
      (iv) any contract, agreement or understanding with a labor union;

            (m) change its lending, investment or asset liability management policies in any material respect, except as may be required by applicable law, regulation, or directives, and except that after approval of the Agreement and the Plan of Merger by its shareholders and after receipt of the requisite regulatory approvals for the transactions contemplated by this Agreement and the Plan of Merger, First Citizens shall cooperate in good faith with BB&T to adopt policies, practices and procedures consistent with those utilized by BB&T, effective on or before the Closing Date;

            (n) change its methods of accounting in effect at March 31, 1998, except as required by changes in GAAP concurred in by BB&T, which concurrence shall not be unreasonably withheld, or change any of its methods of reporting income and deductions for federal income tax purposes from those employed in the preparation of its federal income tax returns for the year ended March 31, 1998, except as required by changes in law or regulation;

            (o) incur any commitments for capital expenditures or obligation to make capital expenditures in excess of $25,000, for any one expenditure, or $100,000, in the aggregate;

            (p) incur any indebtedness other than deposits from customers, advances from the Federal Home Loan Bank or Federal Reserve Bank and reverse repurchase arrangements in the ordinary course of business;

            (q) take any action which would or could reasonably be expected to
      (i) cause the Merger not to be accounted for as a pooling-of-interests or not to constitute a reorganization under Section 368 of the Code as determined by BB&T, (ii) result in any inaccuracy of a representation or warranty herein which would allow for a termination of this Agreement, or
      (iii) cause any of the conditions precedent to the transactions contemplated by this Agreement to fail to be satisfied;

            (r) dispose of any material assets other than in the ordinary course of business; or

            (s) agree to do any of the foregoing.

5.10  Employment Agreements

      BB&T (or its specified BB&T Subsidiary) agrees to enter into employment agreements with Tom Moat substantially in the form of Annex B hereto, with Charles M. Barnes substantially in the form of Annex C hereto, with Donald C. Phillips substantially in the form of Annex D hereto and with Douge Heartha substantially in the form of Exhibit E hereto.

5.11  Affiliates

      First Citizens shall use its best efforts to cause all persons who are Affiliates of First Citizens to deliver to BB&T promptly following this Agreement a written agreement providing that such person will not dispose of BB&T Common Stock received in the Merger except in compliance with the Securities Act and the rules and regulations promulgated thereunder and except as consistent with qualifying the transactions contemplated hereby for pooling of interests accounting treatment, and in any event shall use its best efforts to cause such affiliates to deliver to BB&T such written agreement prior to the Closing Date.

5.12  Section 401(k) Plan; Other Employee Benefits

      (a) BB&T shall cause the 401(k) plan of First Citizens to be merged with the 401(k) plan maintained by BB&T and the BB&T Subsidiaries, and the account balances of former employees of First Citizens or the First Citizens Subsidiaries who are participants in the First Citizens plan shall be transferred to the accounts of such employees under the BB&T 401(k) plan. Following such merger and transfer, such accounts shall be governed and controlled by the terms of the BB&T 401(k) plan as in effect from time to time, except as required to comply with the provisions of Section 411(d)(6) of the Code and Regulations thereunder (and subject to BB&T's right to terminate such plan). For purposes of administering the 401(k) plan, service with First Citizens and the First Citizens Subsidiaries shall be deemed to be service with BB&T or the BB&T Subsidiaries for participation and vesting purposes, but not for purposes of benefit accrual.

      (b) Each employee of First Citizens at the Effective Time who becomes an employee immediately following the Effective Time of BB&T, a BB&T Subsidiary or any other Subsidiary of BB&T ("Employer Entity") shall be eligible to participate in the group hospitalization, medical, dental, life, disability and other welfare benefit plans and programs available to employees of the Employer Entity, subject to the terms of such plans and programs; provided, that service with First Citizens shall be deemed to be service with the Employer Entity for the purpose of determining eligibility to participate and vesting (if applicable) in such welfare plans and programs, but not for the purpose of computing benefits, if any, determined in whole or in part with reference to service. In addition, if the first plan year of participation by First Citizens employees and their dependents in the group health plan of any Employer Entity is a partial plan year, the Employer Entity shall cause its group health plan to credit toward deductible and other out-of-pocket limitations any expenses incurred by such persons under First Citizens' group health plan during that portion of the Employer Entity's plan year during which such persons were covered under First Citizens' group health plan.

      (c) Each employee of First Citizens or a First Citizens Subsidiary who becomes an employee of an Employer Entity and is terminated by such or another Employer Entity subsequent to the Effective Time, excluding any employee who has an existing employment or special termination agreement which is Disclosed, shall be entitled to severance pay in accordance with the general severance policy maintained by BB&T, if and to the extent that such employee is entitled to severance pay under such policy. Such employee's service with First Citizens or a First Citizens Subsidiary shall be treated as service with BB&T for purposes of determining the amount of severance pay, if any, under BB&T's severance policy.

      (d) BB&T agrees to honor all employment agreements, severance agreements and deferred compensation agreements that First Citizens and the First Citizens Subsidiaries have with their current and former employees and directors and which have been Disclosed to BB&T pursuant to this Agreement, except to the extent any such agreements shall be superseded or terminated at the Closing or following the Closing Date. Except for the agreements described in the preceding sentence, the Stock Option Plans, First Citizens' employee stock purchase plan and other employee benefit plans of First Citizens shall be terminated as of the Effective Time.

      (e) BB&T shall provide, to the extent required by Section 4980B of the Code and Section 601 et seq. of ERISA, health continuation coverage satisfying for any First Citizens employee and eligible dependents thereof who incur a "qualifying event," as defined therein, on or prior to the Closing Date.

5.13  Directors and Officers Protection

      BB&T or a BB&T Subsidiary shall provide and keep in force for a period of three years after the Effective Time directors' and officers' liability insurance providing coverage to directors and officers of First Citizens for acts or omissions occurring prior to the Effective Time. Such insurance shall provide at least the same coverage and amounts as contained in First Citizens' policy on the date hereof; provided, that in no event shall the annual premium on such policy exceed 150% of the annual premium payments on First Citizens' policy in effect as of the date hereof (the "Maximum Amount"). If the amount of the premiums necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, BB&T shall use its reasonable efforts to maintain the most advantageous policies of directors' and officers' liability insurance obtainable for a premium equal to the Maximum Amount. Notwithstanding the foregoing, BB&T further agrees to indemnify all individuals who are or have been officers, directors or employees of First Citizens or any First Citizens Subsidiary prior to the Effective Time from any acts or omissions in such capacities prior to the Effective Time, to the extent that such indemnification is provided pursuant to the Articles of Incorporation or Bylaws of First Citizens on the date hereof and is permitted under the NCBCA.

5.14  Forbearances of BB&T

      Except with the prior written consent of First Citizens, which consent shall not be arbitrarily or unreasonably withheld, between the date hereof and the Effective Time, neither BB&T nor any BB&T Subsidiary shall take any action which would or might be expected to (i) cause the business combination contemplated hereby not to be accounted for as a pooling-of-interests or not to constitute a reorganization under Section 368 of the Code; (ii) result in any inaccuracy of a representation or warranty herein which would allow for termination of this Agreement; (iii) cause any of the conditions precedent to the transactions contemplated by this Agreement to fail to be satisfied; (iv) exercise the BB&T Option Agreement other than in accordance with its terms, or dispose of the shares of First Citizens Common Stock issuable upon exercise of the option rights conferred thereby other than as permitted by the terms thereof; or (v) fail to comply in any material respect with any laws, regulations, ordinances or governmental actions applicable to it and to the conduct of its business.

5.15  Reports

      Each of First Citizens and BB&T shall file (and shall cause the First Citizens Subsidiaries and the BB&T Subsidiaries, respectively, to file), between the date of this Agreement and the Effective Time, all reports required to be filed by it with the Commission and any other regulatory authorities having jurisdiction over such party, and shall deliver to BB&T or First Citizens, as the case may be, copies of all such reports promptly after the same are filed. If financial statements are contained in any such reports filed with the Commission, such financial statements will fairly present the consolidated financial position of the entity filing such statements as of the dates indicated and the consolidated results of operations, changes in shareholders' equity, and cash flows for the periods then ended in accordance with GAAP (subject in the case of interim financial statements to the absence of notes and to normal recurring year-end adjustments that are not material). As of their respective dates, such reports filed with the Commission will comply in all material respects with the Securities Laws and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statements contained in any other reports to a regulatory authority other than the Commission shall be prepared in accordance with requirements applicable to such reports.

5.16  Exchange Listing

      BB&T shall use its reasonable best efforts to list, prior to the Effective Time, on the NYSE, subject to official notice of issuance, the shares of BB&T Common Stock to be issued to the holders of First Citizens Common Stock pursuant to the Merger, and BB&T shall give all notices and make all filings with the NYSE required in connection with the transactions contemplated herein.

5.17  Advisory Board for Georgia Market Area

      As of the Effective Time, BB&T shall offer to each of the members of the Board of Directors of First Citizens a seat on the Advisory Board for the Atlanta, Georgia area. For two years following the Effective Time, the Advisory Board members appointed pursuant to this Section 5.17 and who continue to serve shall receive, as compensation for service on the Advisory Board, Advisory Board member's fees (annual retainer and attendance fees) equal in amount each year (prorated for any partial year) to the annual retainer and schedule of attendance fees for directors of First Citizens in effect on January 1, 1999. Following such two-year period, Advisory Board Members, if they continue to serve in such capacity, shall receive fees in accordance with BB&T's standard schedule of fees for service thereon as in effect from time to time. For two years after the Effective Time, no such Advisory Board member shall be prohibited from serving thereon because he or she shall have attained the maximum age for service thereon (currently age 70). First Citizens shall use its best efforts to cause each member of its Board of Directors to enter into an agreement with BB&T on or before the Closing Date providing that such member will not engage in activities competitive with BB&T for two years following the Effective Time.

5.18  Board of Directors of BB&T

      As of the Effective Time, Branch Banking and Trust Company, a North Carolina banking corporation, shall elect J. Littleton Glover, Jr. to its Board of Directors, to serve until its next annual meeting (subject to the right of removal for cause) and thereafter so long as he is elected and qualifies.

5.19  No Sale of Jefferson Property

      Except as set forth in the Agreement for the Sale and Purchase of Real Estate dated July 16, 1996 by and between Peachtree City Holdings, L.L.C. and Jefferson Ventures, Inc., as amended on December __, 1996 and February 25, 1997, First Citizens shall not, and shall cause each of the First Citizens Subsidiaries not to, sell or agree to sell all or any part of the real property owned by Jefferson Ventures, Inc. after the date hereof without the prior written consent of BB&T.

                                   ARTICLE VI
                              CONDITIONS PRECEDENT

6.1   Conditions Precedent - BB&T and First Citizens

      The respective obligations of BB&T and First Citizens to effect the transactions contemplated by this Agreement shall be subject to satisfaction or waiver of the following conditions at or prior to the Effective Time:

      (a) All corporate action necessary to authorize the execution, delivery and performance of this Agreement and the Plan of Merger, and consummation of the transactions contemplated hereby and thereby, shall have been duly and validly taken, including, without limitation, the approval of the shareholders of First Citizens of the Agreement and the Plan of Merger;

      (b) The Registration Statement (including any post-effective amendments thereto) shall be effective under the Securities Act, no proceedings shall be pending or to the knowledge of BB&T threatened by the Commission to suspend the effectiveness of such Registration Statement and the BB&T Common Stock to be issued as contemplated in the Plan of Merger shall have either been registered or be subject to exemption from registration under applicable state securities laws;

      (c) The parties shall have received all regulatory approvals required in connection with the transactions contemplated by this Agreement and the Plan of Merger, all notice periods and waiting periods with respect to such approvals shall have passed and all such approvals shall be in effect;

      (d) None of BB&T, any of the BB&T Subsidiaries, First Citizens or any of the First Citizens Subsidiaries shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits consummation of the transactions contemplated by this Agreement;

      (e) First Citizens and BB&T shall have received an opinion of BB&T's legal counsel, in form and substance satisfactory to First Citizens and BB&T, substantially to the effect that the Merger will constitute one or more reorganizations under Section 368 of the Code and that the shareholders of First Citizens will not recognize any gain or loss to the extent that such shareholders exchange shares of First Citizens Common Stock for shares of BB&T Common Stock; and

      (f) BB&T shall have received letters, dated as of the date of filing of the Registration Statement with the Commission and as of the Effective Time, addressed to BB&T, in form and substance reasonably satisfactory to BB&T, from Arthur Andersen, LLP to the effect that the Merger will qualify for pooling-of-interests accounting treatment.

6.2   Conditions Precedent - First Citizens

      The obligations of First Citizens to effect the transactions contemplated by this Agreement shall be subject to the satisfaction of the following additional conditions at or prior to the Effective Time, unless waived by First Citizens pursuant to Section 7.4:

      (a) All representations and warranties of BB&T shall be evaluated as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time (or on the date designated in the case of any representation and warranty which specifically relates to an earlier date), except as otherwise contemplated by this Agreement or consented to in writing by First Citizens. The representations and warranties of BB&T set forth in Sections 4.1, 4.2 (except as relates to qualification), 4.3(a), 4.3(b)(i) and 4.4 (except as relates to qualification) shall be true and correct (except for inaccuracies which are de minimis in amount). There shall not exist inaccuracies in the representations and warranties of BB&T set forth in this Agreement (including the representations and warranties set forth in Sections 4.1, 4.2, 4.3(a), 4.3(b)(i) and 4.4) such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a Material Adverse Effect on BB&T.

      (b) BB&T shall have performed in all material respects all obligations and complied in all material respects with all covenants required by this Agreement.

      (c) BB&T shall have delivered to First Citizens a certificate, dated the Closing Date and signed by its Chairman or President or an Executive Vice President, to the effect that the conditions set forth in Sections 6.1(a), 6.1(b), 6.1(c), 6.1(d), 6.2(a) and 6.2(b) hereof, to the extent applicable to BB&T, have been satisfied and that there are no actions, suits, claims, governmental investigations or procedures instituted, pending or, to the best of such officer's knowledge, threatened that reasonably may be expected to have a Material Adverse Effect on BB&T or that present a claim to restrain or prohibit the transactions contemplated herein or in the Plan of Merger.

      (d) First Citizens shall have received opinions of counsel to BB&T in the form reasonably acceptable to First Citizens' legal counsel.

      (e) All approvals of the transactions contemplated herein from the Federal Reserve Board and any other state or federal government agency, department or body, the approval of which is required for the consummation of the Merger, shall have been received and all waiting periods with respect to such approvals shall have expired.

      (f) The shares of BB&T Common Stock issuable pursuant to the Merger shall have been approved for listing on the NYSE, subject to official notice of issuance.

6.3   Conditions Precedent - BB&T

      The obligations of BB&T to effect the transactions contemplated by this Agreement shall be subject to satisfaction of the following additional conditions at or prior to the Effective Time, unless waived by BB&T pursuant to
Section 7.4:

      (a) All representations and warranties of First Citizens shall be evaluated as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time (or on the date designated in the case of any representation and warranty which specifically relates to an earlier date), except as otherwise contemplated by this Agreement or consented to in writing by BB&T. The representations and warranties of First Citizens set forth in Sections 3.1, 3.2 (except the last sentence thereof), 3.3, 3.4 (except the last sentence thereof), 3.5(a), 3.5(b)(i), 3.23 and 3.24 shall be true and correct (except for inaccuracies which are de minimis in amount). There shall not exist inaccuracies in the representations and warranties of First Citizens set forth in this Agreement (including the representations and warranties set forth in the Sections designated in the preceding sentence) such that the effect of such inaccuracies individually or in the aggregate has, or is reasonably likely to have, a Material Adverse Effect on First Citizens and the First Citizens Subsidiaries taken as a whole.

      (b) No regulatory approval shall have imposed any condition or requirement which, in the reasonable opinion of the Board of Directors of BB&T, would so materially adversely affect the business or economic benefits to BB&T of the transactions contemplated by this Agreement as to render consummation of such transactions inadvisable or unduly burdensome.

      (c) First Citizens shall have performed in all material respects all obligations and complied in all material respects with all covenants required by this Agreement.

      (d) First Citizens shall have delivered to BB&T a certificate, dated the Closing Date and signed by its Chairman or President, to the effect that the conditions set forth in Sections 6.1(a), 6.1(c), 6.3(a) and 6.3(c) hereof, to the extent applicable to First Citizens, have been satisfied and that there are no actions, suits, claims, governmental investigations or procedures instituted, pending or, to the best of such officer's knowledge, threatened that reasonably may be expected to have a Material Adverse Effect on First Citizens or that present a claim to restrain or prohibit the transactions contemplated herein or in the Plan of Merger.

      (e) BB&T shall have received opinions of counsel to First Citizens in the form reasonably acceptable to BB&T's legal counsel.

      (f) BB&T shall have received the written agreements from Affiliates as specified in Section 5.11 hereof to the extent necessary, in the reasonable judgment of BB&T, to ensure that the Merger will be accounted for as a pooling of interests under GAAP and to promote compliance with Rule 145 promulgated by the Commission.


                                   ARTICLE VII
                  TERMINATION, DEFAULT, WAIVER AND AMENDMENT

7.1   Termination

      This Agreement may be terminated:

      (a) At any time prior to the Effective Time, by the mutual consent in writing of the parties hereto.

      (b) At any time prior to the Effective Time, by either party (i) in the event of a material breach by the other party of any covenant or agreement contained in this Agreement, or (ii) in the event of an inaccuracy of any representation or warranty of the other party contained in this Agreement, which inaccuracy would provide the nonbreaching party the ability to refuse to consummate the Merger under the applicable standard set forth in Section 6.2(a) hereof in the case of First Citizens and Section 6.3(a) hereof in the case of BB&T; and, in the case of (i) or (ii), if such breach or inaccuracy has not been cured by the earlier of thirty days following written notice of such breach to the party committing such breach or the Effective Time.

      (c) At any time prior to the Effective Time, by either party hereto in writing, if any of the conditions precedent to the obligations of the other party to consummate the transactions contemplated hereby cannot be satisfied or fulfilled prior to the Closing Date, and the party giving the notice is not in breach of any of its representations, warranties, covenants or undertakings herein.

      (d) At any time, by either party hereto in writing, if any of the applications for prior approval referred to in Section 5.4 hereof are denied, and the time period for appeals and requests for reconsideration has run.

      (e) At any time, by either party hereto in writing, if the shareholders of First Citizens do not approve the Agreement and the Plan of Merger.

      (f) At any time following August 31, 1999 by either party hereto in writing, if the Effective Time has not occurred by the close of business on such date, and the party giving the notice is not in breach of any of its representations, warranties, covenants or undertakings herein.

      (g) At any time prior to 11:59 p.m. on March 15, 1999 by BB&T in writing, if BB&T determines in its sole good faith judgment, through review of information Disclosed by First Citizens, or otherwise, that the financial condition, results of operations, business or business prospects of First Citizens and of the First Citizens Subsidiaries, taken as a whole, are materially adversely different from BB&T's reasonable expectations with respect thereto on the date of execution of this Agreement; provided that BB&T shall inform First Citizens upon such termination as to the reasons for BB&T's determination. The fact that First Citizens has Disclosed information shall not prevent BB&T from terminating this Agreement pursuant to this Section 7.1(g) on account of such information.

      (h) By First Citizens at any time during the five-day period commencing after the Determination Date if both of the following conditions are satisfied:

            (1)   the Closing Value shall be less than $32.67; and

            (2) (i) the quotient obtained by dividing the Closing Value by $38.4375 (such number being referred to herein as the "BB&T Ratio") shall be less than (ii) 90% of the quotient obtained by dividing the Index Price on the Determination Date by the Index Price on the Starting Date;

subject, however, to the following three sentences. If First Citizens determines not to consummate the Merger pursuant to this Section 7.1(h), it shall give prompt written notice of its election to terminate to BB&T, which notice may be withdrawn at any time prior to the lapse of the ten-day period commencing on the Determination Date. During the five-day period commencing with its receipt of such notice, BB&T shall have the option, with respect to a failure to satisfy the condition in clause (1), to elect to increase the Exchange Ratio to a number such that the value (based on the Closing Value) of the amount of BB&T Common Stock to be received in the Merger for each share of First Citizens Common Stock shall equal the value (based on the Closing Value) that would have been received if the Closing Value were $32.67. The election contemplated by the preceding sentence shall be made by giving notice to First Citizens of such election and the revised Exchange Ratio, whereupon no termination shall have occurred pursuant to this Section 7.1(h), and this Agreement shall remain in effect in accordance with its terms (except as the Exchange Ratio shall have been so modified), and any references in this Agreement to "Exchange Ratio" shall thereafter be deemed to refer to the Exchange Ratio as adjusted pursuant to this
Section 7.1(h). If the Closing Date shall occur during the five-day period such option is in effect, the Closing Date shall be extended until the fifth Business Day following the close of such five-day period.

      For purposes of this Section 7.1(h), the following terms shall have the meanings indicated:

      "Closing Value" shall have the meaning provided in Section 2.7(b).

      "Determination Date" shall mean the tenth calendar day preceding the date designated by BB&T as the Closing Date.

      "Index Group" shall mean the 12 bank holding companies listed below, the common stocks of all of which shall be publicly traded and as to which there shall not have been, since the Starting Date and before the Determination Date, any public announcement of a proposal for such company to be acquired or for such company to acquire another company or companies in transactions with a value exceeding 25% of the acquiror's market capitalization. In the event that any such company or companies are removed from the Index Group, the weights (which have been determined based upon the number of shares of outstanding common stock) shall be redistributed proportionately for purposes of determining the Index Price. The 12 bank holding companies and the weights attributed to them are as follows:

            Bank Holding Companies                % Weighting
            ----------------------                -----------
            Wachovia Corporation                      9.64
            Fifth Third Bancorp                      12.69
            Comerica Incorporation                    7.40
            Summit Bancorp                            8.23
            Mercantile Bancorporation, Inc.           7.48
            First Security Corporation                8.95
            Huntington Bancshares Inc.               10.06
            SouthTrust Corporation                    7.86
            Regions Financial Corporation            10.52
            Marshall & Ilsley Corp.                   5.05
            AmSouth Bancorporation                    5.67
            Union Planters Corp.                      6.45

            Total                                   100.00%
                                                    ======


      "Index Price" on a given date shall mean the weighted average (weighted in accordance with the "% Weighting" listed above) of the closing sales prices of the companies composing the Index Group (determined as provided with respect to the Closing Value).

      "Starting Date" shall mean the date of this Agreement.

      If any company belonging to the Index Group or BB&T declares or effects a stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares, or similar transaction between the Starting Date and the Determination Date, the prices for the common stock of such company or BB&T shall be appropriately adjusted for the purposes of applying this Section 7.1(h).

7.2   Effect of Termination

      In the event this Agreement and the Plan of Merger is terminated pursuant to Section 7.1 hereof, both this Agreement and the Plan of Merger shall become void and have no effect, except that (i) the provisions hereof relating to confidentiality and expenses set forth in Sections 5.7 and 8.1 hereof, respectively, shall survive any such termination and (ii) a termination pursuant to Section 7.1(b) hereof shall not relieve the breaching party from liability for a breach of the covenant, agreement, representation or warranty giving rise to such termination. The BB&T Option Agreement shall be governed by its own terms.

7.3   Survival of Representations, Warranties and Covenants

      All representations, warranties and covenants in this Agreement or the Plan of Merger or in any instrument delivered pursuant hereto or thereto shall expire on, and be terminated and extinguished at, the Effective Time, other than covenants that by their terms are to be performed after the Effective Time (including Sections 5.13, 5.17 and 5.18), provided that no such representations, warranties or covenants shall be deemed to be terminated or extinguished so as to deprive BB&T or First Citizens (or any director, officer or controlling person thereof) of any defense at law or in equity which otherwise would be available against the claims of any person, including, without limitation, any shareholder or former shareholder of either BB&T or First Citizens, the aforesaid representations, warranties and covenants being material inducements to consummation by BB&T and First Citizens of the transactions contemplated herein.

7.4   Waiver

      Except with respect to any required regulatory approval, each party hereto, by written instrument signed by an executive officer of such party, may at any time (whether before or after approval of the Agreement and the Plan of Merger by the First Citizens shareholders) extend the time for the performance of any of the obligations or other acts of the other party hereto and may waive
(i) any inaccuracies of the other party in the representations or warranties contained in this Agreement, the Plan of Merger or any document delivered pursuant hereto or thereto, (ii) compliance with any of the covenants, undertakings or agreements of the other party, or satisfaction of any of the conditions precedent to its obligations, contained herein or in the Plan of Merger, or (iii) the performance by the other party of any of its obligations set out herein or therein; provided that no such extension or waiver, or amendment or supplement pursuant to this Section 7.4, executed after approval by the First Citizens shareholders of this Agreement and the Plan of Merger, shall reduce either the Exchange Ratio or the payment terms for fractional interests.

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


7.5   Amendment or Supplement

      This Agreement or the Plan of Merger may be amended or supplemented at any time in writing by mutual agreement of BB&T and First Citizens, subject to the proviso to Section 7.4.

                                  ARTICLE VIII
                                  MISCELLANEOUS

8.1   Expenses

      Each party hereto shall bear and pay all costs and expenses incurred by it in connection with the transactions contemplated by this Agreement, including, without limitation, fees and expenses of its own financial consultants, accountants and counsel; provided, however, that the filing fees and printing costs incurred in connection with the Registration Statement and the Proxy Statement/Prospectus shall be borne 50% by BB&T and 50% by First Citizens.

8.2   Entire Agreement

      This Agreement, including the documents and other writings referenced herein or delivered pursuant hereto, contains the entire agreement between the parties with respect to the transactions contemplated hereunder and thereunder and supersedes all arrangements or understandings with respect thereto, written or oral, entered into on or before the date hereof. The terms and conditions of this Agreement and the BB&T Option Agreement shall inure to the benefit of and be binding upon the parties hereto and thereto and their respective successors. Nothing in this Agreement or the BB&T Option Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto and thereto, and their respective successors, any rights, remedies, obligations or liabilities, except for the rights of directors and officers of First Citizens to enforce rights in Sections 5.13, 5.17 and 5.18.

8.3   No Assignment

      Except for a substitution of parties pursuant to Section 5.4(a), none of the parties hereto may assign any of its rights or obligations under this Agreement to any other person, except upon the prior written consent of each other party.

8.4   Notices

      All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by nationally recognized overnight express courier or by facsimile transmission, addressed or directed as follows:

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


      If to First Citizens:

            Tom Moat
            J. Littleton Glover, Jr.
            First Citizens Corporation
            19 Jefferson Street
            Newnan, Georgia 30263
            Telephone:  770-253-5017
            Fax:        770-683-6010

      With a required copy to:

            Walter G. Moeling, IV
            Powell, Goldstein, Frazer and Murphy LLP
            191 Peachtree Street, N.E., Sixteenth Floor
            Atlanta, Georgia 30303
            Telephone:  404-572-6600
            Fax:        404-572-6999

      If to BB&T:

            Scott E. Reed
            150 South Stratford Road
            4th Floor
            Winston-Salem, North Carolina 27104
            Telephone: 336-733-3088
            Fax: 336-733-2296

      With a required copy to:

            William A. Davis, II
            Womble Carlyle Sandridge & Rice, PLLC
            200 West Second Street
            Winston-Salem, North Carolina 27102
            Telephone: 336-721-3624
            Fax: 336-733-8364

Any party may by notice change the address to which notice or other communications to it are to be delivered.

8.5   Specific Performance

      First Citizens acknowledges that the First Citizens Common Stock and the First Citizens business and assets are unique, and that if First Citizens fails to consummate the transactions contemplated by this Agreement such failure will cause irreparable harm to BB&T for which there will be no adequate remedy at law, BB&T shall be entitled, in addition to its other remedies at law, to specific performance of this Agreement if First Citizens shall, without cause, refuse to consummate the transactions contemplated by this Agreement.

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

8.6   Captions

      The captions contained in this Agreement are for reference only and are not part of this Agreement.

8.7   Counterparts

      This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

8.8   Governing Law

      This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina, without regard to the principles of conflicts of laws, except to the extent federal law may be applicable.

      IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused this Agreement to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.


                                    BB&T CORPORATION


                                    By:
                                         ---------------------------------------
                                         Name:
                                               ---------------------------------
                                         Title:
                                               ---------------------------------

                                    FIRST CITIZENS CORPORATION


                                    By:
                                         ---------------------------------------
                                         Name:
                                               ---------------------------------
                                         Title:
                                               ---------------------------------

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